UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

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☐          Preliminary Proxy Statement.

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☒           Definitive Proxy Statement.

☐           Definitive Additional Materials.

☐           Soliciting Material Pursuant to §240.14a-12.

ZAP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZAP

May 11, 2011

DEAR ZAP SHAREHOLDER:

You are cordially invited to attend the annual meeting of shareholders of ZAP, which will be held at the Hyatt Regency San Francisco Airport, located at 1333 Bayshore Highway, Burlingame, CA 94010 on June 20, 2011, at 10:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement.

This year, we are again using the Internet as our primary means of furnishing proxy materials to shareholders.  Consequently, most shareholders will not receive paper copies of our proxy materials.  We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet.  The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  This makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

Whether or not you plan to attend the annual meeting, please vote as soon as possible.  As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.  Voting by any of these methods will ensure your representation at the annual meeting.

We look forward to seeing you at the annual meeting.
/s/ Steven Schneider and Alex Wang
 Steven Schneider and Alex Wang
 Co-Chief Executive Officers

Santa Rosa, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).  Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement for a description of these voting methods.  Under recent regulatory changes, if you have not given your broker specific instructions to do so, your broker will NOT be able to vote your shares with respect to most proposals, including the election of directors.  If you do not provide voting instructions via the Internet, by telephone, or by returning a proxy card or voting instruction card, your shares will not be voted with respect to those mailers.  We strongly encourage you to vote.

ZAP
501 Fourth Street
Santa Rosa, CA 95401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 20, 2011

The annual meeting of shareholders of ZAP will be held at the Hyatt Regency San Francisco Airport, located at 1333 Bayshore Highway, Burlingame, CA 94010 on June 20, 2011, at 10:00 a.m. Pacific Time for the following purposes:

1.           To elect seven members of ZAP’s Board of Directors;

2.           To ratify the appointment of Friedman LLP as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.           To approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Charter”), to effect a reverse stock split within a range, with the ultimate ratio to be selected by our Board of Directors from among the ratios approved by the shareholders;

4.           To approve an amendment to our Charter to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000;

5.           To approve an amended and restated 2008 Equity Compensation Plan to, among other things, increase the shares of Common Stock available for issuance pursuant to such Plan to a total of 40,000,000 shares of Common Stock; and

6.           To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement.  The record date for determining those shareholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is April 25, 2011.  The stock transfer books will not be closed between the record date and the date of the annual meeting.  A list of shareholders entitled to vote at the annual meeting will be available for inspection at ZAP’s principal executive offices at the address listed above.

Whether or not you plan to attend the annual meeting, please vote as soon as possible.  As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card.  For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement.  You may revoke a previously delivered proxy at any time prior to the annual meeting.  If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steven Schneider
Steven Schneider
Co-Chief Executive Officer, Director and Secretary
Santa Rosa, California
May 11, 2011

TABLE OF CONTENTS

 Page

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	1

PURPOSE OF MEETING	1

VOTING	1

Voting Rights	1
Admission to Meeting	2
Recommendations of the Board of Directors	2
Voting via the Internet, by Telephone or by Mail	2
Revocation of Proxies	3

INTERNET AVAILABILITY OF PROXY MATERIALS	3

PROPOSAL NO. 1 ELECTION OF DIRECTORS	4

General Description	4
Vote Required	4
Business Experience and Qualifications of Directors and Nominees	5
Independent Directors	7
Board of Directors Leadership Structure and Role in Risk Oversight	8
Board Committees and Meetings	9
Director Compensation	12
Shareholder Communications with the Board of Directors	13
Recommendation of the Board of Directors	13

PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

General Description	14
Principal Accountant Fees and Services	14
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	15
Vote Required	15
Recommendation of the Board of Directors	15

PROPOSAL NO. 3 AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMMON STOCK	16

Overview	16
Recommendation of the Board of Directors	16
Reasons for the Reverse Stock Split	16
Effects of the Reverse Stock Split	17
Risks of Proposed Reverse Split	18
Board Discretion to Implement the Reverse Stock Split	18

Effective Date	19
Payment for Fractional Shares	19
Exchange of Stock Certificates	19
Accounting Consequences	19
No Appraisal or Dissenter’s Rights	19
Material Federal U.S. Income Tax Consequences of the Reverse Stock Split	20
Vote Required	20
Recommendation of the Board of Directors	20

PROPOSAL NO. 4 AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK	21

General Description	21
Rights of the Common Stock	21
Proposed Amendment to Charter	22
Reasons of the Increase in Authorized Common Stock Described in this Proposal	22
Effect of the Increase in Authorized Common Stock Described in this Proposal	22
Federal Income Tax Consequences	24
Vote Required	24
Recommendation of the Board of Directors	24

PROPOSAL NO. 5 INCREASE TO SHARES ISSUABLE UNDER THE 2008 EQUITY COMPENSATION PLAN	24

General Description	24
Equity Compensation Plan Information	28
New Plan Benefits	29
Vote Required	30
Recommendation of the Board of Directors	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

Equity Compensation Plan Information	32

EXECUTIVE COMPENSATION AND RELATED INFORMATION	34

Executive Officers	34
Summary of Compensation	34
Outstanding Equity Awards At 2010 Fiscal Year-End	37
Potential Payments upon Termination or Change in Control	38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38

AUDIT COMMITTEE REPORT	41

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS	42

PROXY SOLICITATION AND COSTS	42

SHAREHOLDERS SHARING THE SAME ADDRESS	42

FORM 10-K	43

OTHER MATTERS	43

ZAP
501 Fourth Street
Santa Rosa, California 95401

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of ZAP, a California corporation, for the annual meeting of shareholders to be held at 10:00 a.m. Pacific Time on Monday, June 20, 2011, at the Hyatt Regency San Francisco Airport, located at 1333 Bayshore Highway, Burlingame, CA 94010, and at any adjournments or postponements of the annual meeting.  These proxy materials were first sent on or about May 11, 2011 to shareholders entitled to vote at the annual meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders.  Each proposal is described in more detail in this Proxy Statement.

VOTING

Voting Rights

Only shareholders of record of ZAP Common Stock on April 25, 2011, the record date, will be entitled to vote at the annual meeting.  Each holder of record will be entitled to one vote on each matter for each share of Common Stock held on the record date.  On the record date, there were 218,668,760 shares of Common Stock outstanding.  A majority of the outstanding shares of Common Stock must be present or represented by proxy at the annual meeting in order to have a quorum.  Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting.  A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, including the election of directors and all other proposals because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

In the election of directors, if there is a quorum, the seven individuals nominated for election to the Board of Directors who receive the most votes will be elected to the Board of Directors.  If any shareholder of ZAP provides notice that he or she desires that the voting for the election of directors be cumulative at the annual meeting prior to voting, each shareholder will have the right to cumulate his or her voting power in the election of directors from among the nominees.  Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected, seven, multiplied by the number of shares he or she holds, or distribute such number of votes among as many nominees as the shareholder sees fit.  If the enclosed proxy is executed and returned, or you submit your proxy by telephone or over the Internet, and voting for the election of directors is cumulative, the persons named in the enclosed proxy will have the authority to cumulate votes and to vote the shares represented by such proxy, and by other proxies held by them, so as to elect as many of the seven nominees named below as possible.  Proposals Nos. 2, 3, 4, and 5 require the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting.  With respect to the election of directors and each of the other proposals, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

You are entitled to attend the annual meeting if you were a shareholder of record or a beneficial owner of our Common Stock as of April 25, 2011, the record date, or you hold a valid legal proxy for the annual meeting.  If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as valid picture identification, for admission.  If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

ZAP’s Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal No. 1);

•	FOR the ratification of the appointment of Friedman LLP as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2);

•
FOR the approval of an amendment to our Charter to effect a reverse stock split within a range, with the ultimate ratio to be selected by our Board of Directors from among the ratios approved by the shareholders (Proposal No. 3);

•	FOR an amendment to our Charter to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000 (Proposal No. 4); and

•
FOR an amended and restated 2008 Equity Compensation Plan which, among other things, increases the shares of Common Stock available for issuance pursuant to such Plan to a total of 40,000,000 shares of Common Stock (Proposal No. 5).

Voting via the Internet, by Telephone or by Mail

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

           We intend to mail the Notice on or about May 11, 2011 to all shareholders of record entitled to vote at the annual meeting.  We may send you a proxy card, along with a second Notice, on or after May 21, 2011.

For shareholders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described under “Internet Availability of Proxy Materials” below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone.  For those shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card.  Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct.  In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees to the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of Friedman LLP as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2), FOR the approval of an amendment to our Charter to effect a reverse stock split within a range, with the ultimate ratio to be selected by our Board of Directors from among the ratios approved by the shareholders (Proposal No. 3), FOR an amendment to our Charter to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000 (Proposal No. 4), and FOR an amended and restated 2008 Equity Compensation Plan which, among other things, increases the shares of Common Stock available for issuance pursuant to such Plan to a total of 40,000,000 shares of Common Stock (Proposal No. 5) and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions.  Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone.  If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Secretary at ZAP’s principal executive offices before the beginning of the annual meeting.  You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered.  If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.  You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described under “Admission to Meeting” above.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders.  Consequently, most shareholders will not receive paper copies of our proxy materials.  We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet.  The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  This makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Description

The number of authorized directors on ZAP’s Board of Directors is seven (7).  There are seven (7) nominees for director this year.  Listed below are ZAP’s directors standing for re-election and nominees.  The Board of Directors appointed Alex Wang to fill a vacancy on October 25, 2010. Eqbal Al Yousuf resigned from the Board of Directors on December 30, 2010, resulting in another vacancy on the Board of Directors. Current Directors Peter Scholl and Gary Dodd will not stand for re-election at the annual meeting. Priscilla Marilyn Lu, Steven Schneider, Alex Wang and Mark Abdou have been nominated for re-election at the annual meeting. Georges Penalver, Goman Chong and Patrick Sevian have been newly nominated for election at the annual meeting. The proxy holders intend to vote all proxies received by them for the nominees below unless otherwise instructed.

Directors	Positions and Offices Held with ZAP
Priscilla Marilyn Lu, Ph.D.	Director, Chairman of the Board of Directors
Steven Schneider	Director, Co-Chief Executive Officer, Secretary
Alex Wang	Director, Co-Chief Executive Officer
Mark Abdou	Director
Georges Penalver	None
Goman Chong	None
Patrick Sevian	None

Vote Required

The nominees for election to the Board of Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them at the annual meeting, up to the number of directors to be elected (i.e. seven directors), will be elected to the Board of Directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

If any shareholder of ZAP provides notice that he or she desires that the voting for the election of directors be cumulative at the annual meeting prior to voting, each shareholder will have the right to cumulate his or her voting power in the election of directors from among the nominees.  Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected, seven, multiplied by the number of shares he or she holds, or distribute such number of votes among as many nominees as the shareholder sees fit.

Business Experience and Qualifications of Directors and Nominees

Dr. Lu, 58, has served as a director of ZAP since August 2009.  Dr. Lu has served as founder and general partner of Cathaya Capital, L.P., a private equity venture fund focused on technology-based mature businesses, leveraging cross border alliances in China, with an emphasis in the clean technology and health care industries.  From 2003 to 2009, Dr. Lu was a China advisor to Mayfield Fund, a venture capital firm with over $2.8 billion under management. While at Mayfield Fund, Dr. Lu helped found the GSR Fund, a venture capital fund in China overseeing more than $700 million in investments.  In 2006, Dr. Lu founded ViDeOnline Inc., a company which delivered digital media over secured broadband and mobile networks to service providers to China broadband operators, and Dr. Lu served as its Chief Executive Officer from 2005 to 2007.  In 1994, Dr. Lu founded interWAVE Communications, a provider of mobile GSM and CDMA networks. Dr. Lu served as its Chief Executive Officer and its Chairman until 2003.  Dr. Lu oversaw the initial public offering of interWAVE’s Common Stock on the NASDAQ stock exchange.  Before this, Dr. Lu was at AT&T Bell Laboratories for 16 years, where she led efforts in digital switching and networking and developed the early technologies in CMOS VLSI in microprocessors.  Dr. Lu has a B.S. and M.S. in Computer Science and Mathematics from University of Wisconsin, Madison and holds a Ph.D. in Electrical Engineering and Computer Science from Northwestern University, funded as a Bell Labs Scholar.  Dr. Lu possesses particular knowledge and experience in technology and international business that strengthen the Board of Directors’ collective qualifications, skills, and experience.

The Board of Directors has concluded that Dr. Lu should serve as a director of ZAP because of her experience, knowledge, and expertise in technology and international business, her experience as Chairman of the Board of Directors of ZAP, and her experience as founder and general partner of Cathaya Capital L.P., which, with its affiliates, is ZAP’s largest investor.

Mr. Schneider, 50, has served as Secretary of ZAP since April 2011 and a director and Chief Executive Officer of ZAP since October 2002, when ZAP acquired RAP Group and Voltage Vehicles, businesses he founded which specialized in the distribution of electric and alternative fuel vehicles including automobiles, motorcycles and bicycles.  Mr. Schneider currently serves as the Vice Chairman of Samyang Optics Co., Ltd., a Korean optical lens manufacturing and distribution company and an investor in ZAP. Mr. Schneider was also recently appointed the President of Voltage Vehicles, one of ZAP’s subsidiaries.  Recently, Mr. Schneider was named a member of the Bay Area Council, business leaders committed to promoting the health and well-being of the Bay Area with a focus on building the economic region’s relationship with China and was appointed a Senior Advisor for Economic Development to Hangzhou, one of China's "Innovation Zones."  Mr. Schneider possesses particular knowledge and experience in automobile industry that strengthens the Board of Directors’ collective qualifications, skills, and experience.

The Board of Directors has concluded that Mr. Schneider should serve as a director of ZAP due to his experience in the automotive industry and his service as Chief Executive Officer of ZAP since October 2002.

Mr. Wang, 28, has served as Co-Chief Executive Officer and director of ZAP since October 2010.  Mr. Wang has also been the Chief Executive Officer of ZAP’s now 51% owned subsidiary Zhejiang Jonway Automobile Co. Ltd., or Jonway, since March 2009.  He has been the Chief Operating Officer of Jonway Group Co., Ltd. from June 2006 to March 2009.  Mr. Wang graduated from the University of Sunderland in the United Kingdom with an undergraduate degree in business administration.

The Board of Directors has concluded that Mr. Wang should serve as a director of ZAP because of his experience in the automobile industry in China and his service as the Chief Executive Officer of Jonway, which experience will be important for its integration into ZAP.

Mr. Penalver, 53, serves as a general partner of Cathaya Capital, L.P.  Formerly, he joined Orange / France Telecom Group, a publicly traded French telecommunications company, in September 2005, serving as Group Senior Executive Vice President for Strategic Marketing, where he was in charge of the creation and the development of all products and services for the entire Orange / France Telecom Group.  From 2009 to April 2011, he was in charge of Group Strategy and Development and Strategic Initiatives and Partnerships for the Group.  Before joining Orange / France Telecom Group, Mr. Penalver was Deputy CEO of SAGEM Communications (SAFRAN group), a communication electronics company.  From 2002 to 2005, he developed SAGEM’s Broadband Communications Business, overseeing the launch of new fixed and mobile product offers, industrial deployment in Tunisia, Asia and Eastern Europe, and the development of sales networks in Europe, China, Southeast Asia, Australia, the Middle East, Africa and the Americas.  Mr. Penalver is a graduate of the Ecole nationale supérieure d’ arts et métiers (gold medal, 1974) and the Ecole nationale supérieure des télécommunications in Paris (1980).  He is also a Knight of the French Ordre National du Mérite.

The Board of Directors has concluded that Mr. Penalver should serve as a director of ZAP because of his management and international business experience at France Telecom SA and SAGEM and his experience as a general partner of Cathaya Capital L.P., which, with its affiliates, is ZAP’s largest investor.

Mr. Chong, 36, serves as a general partner of Cathaya Capital, L.P.  He has also been the President of Daifu Waste Management Holdings Limited since September 2007, a medical waste management company invested in by Goldman Sachs.  Mr. Chong served as the Chief Executive Officer of Daifu Group, a medical information portal, from June 2007 to January 2009. From April 2004 to January 2006, he served as a Business Development Manager in Beijing for News Corporation, a global media company. Mr. Chong received his MBA degree from the Tsinghua–M.I.T. Sloan joint program at Tsinghua School of Economics and Management in 2004, and his Bachelor of Arts degree in Economics, Statistics and Actuarial Science from the University of Toronto in 1997.

The Board of Directors has concluded that Mr. Chong should serve as a director of ZAP because of his background in economics, his experience, knowledge, and expertise in international business, and his experience as founder and general partner of Cathaya Capital L.P., which, with its affiliates, is ZAP’s largest investor.

Mr. Sevian, 53, has served as the Chief Executive Officer and Chairman of the Board of Directors of Sagemcom Group (formerly SAGEM Communications), a French communication electronics company, since 2007 and has been its President since 2008. Before that, he served in various positions with SAGEM Communications since 1982, including Deputy CEO in charge of the Broadband Communications Business Group from 2005 to 2007.  Mr. Sevian is a graduate of the Ecole nationale supérieure d’ arts et métiers (silver medal, 1981).

The Board of Directors has concluded that Mr. Sevian should serve as a director of ZAP because of his experience in international business that strengthens the Board of Directors’ collective qualifications, skills, and experience.

Mr. Abdou, 37, has served as a director of ZAP since June 2009.  Mr. Abdou founded and has been the Managing Partner of Libertas Law Group, a law firm, since April 2009.  From August 2008 to March 2009, Mr. Abdou served as General Counsel and Senior Vice President of GTX Corp, which developed miniaturized GPS tracking and cellular location-transmitting technology platforms for integration into a wide variety of consumer products.  From December 2003 to August 2008, Mr. Abdou was a partner at Richardson & Patel, LLP, a law firm.  Mr. Abdou received his Bachelor of Arts degree in Biological Sciences from the University of Southern California in 1996, and his Juris Doctorate from the UC Berkeley School of Law (Boalt Hall) in 1999.  Thereafter, he was licensed to practice law by the California State Bar in 1999.

The Board of Directors has concluded that Mr. Abdou should serve as a director of ZAP because of his experience in law and international business that strengthens the Board of Directors’ collective qualifications, skills, and experience.

Independent Directors

ZAP is not required by the OTC Bulletin Board on which it is traded to determine or comply with independent director requirements.  The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules. Because more than 50% of our voting power is beneficially held by Cathaya Capital, L.P. and its affiliates, we would be considered a “controlled company” under such rules and would not be subject to the requirements of NASDAQ Rule 4350(c) that would otherwise require us to have (i) a majority of independent directors on the Board of Directors; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board of Directors’ selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

In determining independence, the Board of Directors reviews and seeks to determine whether directors have any material relationship with ZAP, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors reviews business, professional, charitable and familial relationships of the directors in determining independence.  A member of the Board of Directors is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by ZAP, or he or she is an executive officer of an entity that has an executive officer of ZAP serving on the compensation committee of its board of directors.

The Board of Directors has affirmatively determined that Mr. Abdou and Mr. Scholl are independent.  The Board of Directors has determined that Mr. Abdou is an audit committee financial expert.  Mr. Schneider and Mr. Dodd are not deemed independent because they are officers of ZAP.  Mr. Wang is not deemed independent because he is an executive officer of ZAP and ZAP’s 51% owned subsidiary, Jonway.   Ms. Lu, Mr. Chong and Mr. Penalver are not deemed independent because they are general partners of Cathaya Capital, L.P., which along with its affiliates, beneficially owns more than 50% of ZAP.

ZAP’s Audit Committee is currently composed of Mr. Abdou and Mr. Scholl and although both directors are independent, the Audit Committee should be a three director committee and as such, ZAP does not comply with the NASDAQ criteria.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board of Directors of ZAP has a non-employee Chairman, Ms. Lu, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board of Directors has substantial ability to shape the work of the Board of Directors.  ZAP believes that separation of the positions of  Chairman of the Board of Directors and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of ZAP. In addition, ZAP believes that having a non-employee Chairman of the Board of Directors creates an environment that is more conducive to objective evaluation and oversight of  management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of ZAP and its shareholders.  As a result, ZAP believes that having a non-employee Chairman of the Board of Directors enhances the effectiveness of the Board of Directors as a whole.

           One of the Board of Directors’ key functions is informed oversight of ZAP’s risk management process.  The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for ZAP.  Our Audit Committee has the responsibility to  consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control  these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of  the performance of our internal audit function.  Our Nominating and Corporate Governance committee monitors the effectiveness of  our corporate governance guidelines, including whether they are successful in preventing  illegal or improper liability-creating conduct.  Our Compensation Committee assesses and monitors whether  any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs and management to report findings regarding material risk exposures to the Board of Directors  as quickly as possible.  The Board of Directors has the responsibility of coordinating with management with regard to the determination and implementation of responses to any problematic risk management issues.

ZAP is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance.  To this end, we have adopted a clear Corporate Governance Policy, as well as charters for our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee that clearly establish the committees’ respective roles and responsibilities. ZAP has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees.

A copy of our Code of Business Conduct and Ethics is posted on our Internet website at www.zapworld.com/corporate-governance. Information on, or accessible through, this website is not a part of, and is not incorporated into, this proxy statement. If we make any amendment or modification to any provision of the Code of Business Conduct and Ethics that applies to our officers or directors, we intend to disclose such amendment or waiver and the reasons therefore on our Internet website at www.zapworld.com within two days of the action by the Board of Directors approving such amendment or modification or pursuant to applicable SEC rules.

ZAP’s primary corporate governance documents, including our Corporate Governance Policy, Code of Ethics and Committee Charters, are available to the public on our website at http://www.zapworld.com/corporate-governance.

Board Committees and Meetings

During ZAP’s fiscal year ended December 31, 2010, the Board of Directors held 4 meetings.  During this period, all of the directors except for Eqbal Al Yousuf attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Mr. Al Yousuf resigned from ZAP’s Board on December 30, 2010. ZAP’s directors are strongly encouraged to attend the annual meeting of shareholders. ZAP did not have an annual meeting of shareholders in 2010.

ZAP has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Each of these committees has a written charter approved by the Board of Directors.  A copy of each charter is available to the public on our website at http://www.zapworld.com/corporate-governance.  The following table provides membership and meeting information for fiscal 2010 for each of the Board committees:

Director ________________________	Audit Committee _________	Compensation Committee __________	Corporate Governance and Nominating Committee __________
Steven Schneider
Alex Wang (1)
Gary Dodd
Mark Abdou	X	X
Priscilla Lu		X*
Peter Scholl	X*	X	X*
Eqbal Al Yousuf (2)
Total meetings in fiscal 2010	4	1	0

* Committee Chairperson

(1) Was appointed to the Board of Directors on October 25, 2010.

(2) Resigned from the Board of Directors on December 30, 2010.

Audit Committee

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent accountants, overseeing ZAP’s accounting and financial reporting processes and the audits of ZAP’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent accountants.  The Board of Directors has determined that Mark Abdou is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.  Both members of this committee is an independent director and meets each of the other requirements for audit committee members under NADAQ listing standards, but as the audit committee needs to include at least three directors, our Audit Committee does not comply with NASDAQ listing standards.

Compensation Committee

The Compensation Committee’s basic responsibility is to review the performance and development of ZAP’s management in achieving corporate goals and objectives and to assure that ZAP’s executive officers are compensated effectively in a manner consistent with ZAP’s strategy, competitive practice, sound corporate governance principles and shareholder interests.  Toward that end, this committee oversees, reviews and administers all of ZAP’s employee qualified benefit plans, employee stock programs, executive compensation programs and director compensation programs.

The Compensation Committee’s responsibilities and duties include an annual review and approval of ZAP’s executive compensation programs, corporate goals and objectives relevant to the Co-Chief Executive Officers, and total compensation of the Co-Chief Executive Officers and the four highest paid elected officers other than the Co-Chief Executive Officers.  During fiscal 2010, the Compensation Committee performed these oversight responsibilities.  The Compensation Committee has the ability to engage any outside consultants or advisors as it deems appropriate, including the sole authority to retain and terminate such advisor or consultant.  ZAP has not used any such consultant or advisor in fiscal 2010.  Executive officers may make recommendations regarding the amount or form of executive and director compensation, but the Compensation Committee does not designate the authority granted it by the Board of Directors to any other entity or individual.

Mr. Scholl was the only member of this committee and is an independent director under NADAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for overseeing, reviewing and making periodic recommendations concerning ZAP’s corporate governance policies, and for recommending to the Board of Directors candidates for election to the Board of Directors.

Directors are elected annually by the shareholders at the annual meeting. The Board of Directors proposes a slate of nominees for consideration each year. Between annual meetings, the Board of Directors may elect directors to serve until the next annual meeting.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.  The Board of Directors encourages selection of directors who will contribute to ZAP’s overall corporate goals:  responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment.  The Corporate Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of directors, including factors that it seeks in directors such as diversity of business experience, viewpoints and personal background, and diversity of skills in the automotive industry, technology, finance, marketing, legal, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors.  In evaluating potential candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.  The brief biographical description of each nominee set forth in the “Business Experience and Qualifications of Nominees” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Neither the Board of Directors nor the Corporate Governance and Nominating Committee has a formal policy with regard to the consideration of diversity in identifying director nominees; however, the Board of Directors and the Corporate Governance and Nominating Committee believe that it is essential that the directors represent diverse viewpoints. The goal of the Corporate Governance and Nominating Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Corporate Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although the Corporate Governance and Nominating Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Corporate Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. To date, we have not paid any third parties to assist us in this process.

In recommending candidates for election to the Board of Directors, the Corporate Governance and Nominating Committee is responsible for considering nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates.  The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors and in accordance with the committee’s charter.  Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate.  Upon selection of a qualified candidate, the Corporate Governance and Nominating Committee is responsible for recommending the candidate for consideration by the full Board of Directors. The Corporate Governance and Nominating Committee has not retained a third-party search firm to assist in the identification or evaluation of director candidates for election to the Board of Directors at the annual meeting, although it may do so in the future.  ZAP has not materially changed the procedures by which security holders may recommend nominees to ZAP’s Board of Directors since it last reported on this matter.

Shareholders wishing to make a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of ZAP’s Common Stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected.  In addition, the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the ZAP’s books, of such shareholder and such beneficial owner, (ii) the class and number of shares of ZAP that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director.  Such information should be sent to the Corporate Governance and Nominating Committee, c/o Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.

No candidates for director nominations were submitted to the Governance Committee by any shareholder in connection with the annual meeting.  Any shareholder desiring to present a nomination for consideration by the Governance Committee prior to the 2011 annual meeting must do so in accordance with ZAP’s notice procedures, policies and bylaws.

Director Compensation

This section provides information regarding the compensation policies for directors and amounts paid and securities awarded to directors in fiscal 2010.

Directors who are employees of ZAP do not receive compensation from us for the services they provide as directors. ZAP entered into an agreement with each of the independent directors, Peter Scholl and Mark Abdou pursuant to which they were entitled to receive $30,000 per annum as compensation for services and $4,000 per annum for each committee served.  In addition to the aforementioned, in 2010, according to the agreements, the independent directors also were entitled to receive $25,000 in shares of Common Stock, an option to purchase up to $60,000 in shares of Common Stock, and an option to purchase up to $18,000 in shares of Common Stock for each committee of the Board of Directors on which the outside directors serve.

Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board of Directors and/or committee meetings.

The Compensation Committee establishes all components of compensation for directors and recommends changes to the Board of Directors.

The following table provides information as to compensation for services of the directors during fiscal 2010.

Director Compensation
Name __________________________________	Fees Earned or Paid in Cash ($) __________	Stock Awards ($) (1) _________	Option Awards ($) (2) _________	All Other Compensation ($) _______	Total ($) ____
Steven Schneider	—	—	—	—	—
Alex Wang (3)	—	—	—	—	—
Gary Dodd	—	—	—	—	—
Mark Abdou	12,000	32,000	41,040	—	85,040
Priscilla Lu	—	—	—	—	—
Peter Scholl	9,500	36,500	41,040	—	88,040
Eqbal Al Yousuf (4)	—	—	—	—	—

(1)           The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of restricted stock unit awards issued pursuant to the 2008 Equity Compensation Plan.  The grant date fair value of these awards is calculated using the closing price of ZAP’s Common Stock on the grant date as if these awards were vested and issued on the grant date.  There can be no assurance that these grant date fair values will ever be realized by the non-employee directors.  For information regarding the number of unvested restricted stock units held by each non-employee director as of December 31, 2010, see the column “Unvested Restricted Stock Units Outstanding” in the table below.

(2)           Options to purchase 228,000 shares of ZAP Common Stock were awarded to non-employee directors in fiscal 2010.  For information regarding the number of outstanding stock options held by each non-employee director as of December 31, 2010, see the column “Stock Options Outstanding” in the table below.

(3)	Appointed on October 25, 2010.

(4)	Resigned on December 30, 2010.

Shareholder Communications with the Board of Directors

Shareholders may communicate with ZAP’s Board of Directors through ZAP’s Secretary by sending an email to investor@zapworld.com, or by writing to the following address:  Board of Directors, c/o Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.  Shareholders also may communicate with ZAP’s Compensation Committee through ZAP’s Secretary by writing to the following address:  Compensation Committee, c/o Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.  ZAP’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.  ZAP’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within ZAP for review and possible response.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Description

ZAP is asking the shareholders to ratify the Audit Committee’s appointment of Friedman LLP as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in ZAP’s and its shareholders’ best interests.

ZAP was notified in January 2010 that the audit practice of Bagell, Josephs, Levine & Company, LLC, ZAP’s independent registered public accounting firm, or BJL, was combined with Friedman LLP, or Friedman, on January 1, 2010. As of the same date, BJL resigned as the independent registered public accounting firm of ZAP and, with the approval of the Audit Committee of ZAP’s Board of Directors, Friedman was engaged as ZAP’s independent registered public accounting firm. ZAP was notified in January 2010 that the audit practice of Bagell, Josephs, Levine & Company, LLC, ZAP’s independent registered public accounting firm at that time, or BJL, had been combined with Friedman LLP, on January 1, 2010. As of the same date, BJL resigned as the independent registered public accounting firm of ZAP and, with the approval of the Audit Committee of ZAP’s Board of Directors, Friedman was engaged as ZAP’s independent registered public accounting firm and has audited ZAP’s consolidated financial statements annually since then.

Principal Accountant Fees and Services

The following is a summary of the fees billed to ZAP by Friedman LLP for professional services rendered for the fiscal years ended December 31, 2010 and December 31, 2009:

Fee Category _______________________	Fiscal 2010 Fees __________	Fiscal 2009 Fees __________
Audit Fees	$185,000	$152,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	— __________	— __________
Total Fees	$185,000 ==========	$152,500 ==========

Audit Fees.  Consists of fees billed for professional services rendered for the integrated audit of ZAP’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by Friedman LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of ZAP’s consolidated financial statements and are not reported under “Audit Fees.”  These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters.  None of these services were provided under contingent fee arrangements.

All Other Fees.  Consists of fees for products and services other than the services reported above. These services included translation of filings and other miscellaneous services. No management consulting services were provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of ZAP Common Stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Friedman LLP to serve as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3

AMENDMENT TO AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMMON STOCK

Overview

Our Board of Directors has unanimously approved an amendment to our Charter to effect a reverse stock split of all outstanding shares of our Common Stock at an exchange ratio ranging from one-for-four (1:4) to one-for-eight (1:8).  You are now being asked to vote upon this amendment to our Charter.  Should we receive the required shareholder approval, the Board of Directors will have the sole authority to elect, at any time prior to the first anniversary of this annual meeting: (1) whether or not to effect a reverse stock split, and (2) if so, the number of shares of our Common Stock between and including four (4) and eight (8) which will be combined into one share of our Common Stock. The Board of Directors believes that providing the flexibility for the Board of Directors to choose an exact split ratio based on then-current market conditions is in the best interests of ZAP and its shareholders.  The Board of Directors is considering listing ZAP on The NASDAQ Stock Market, the American Stock Exchange, or another exchange in the U.S. or internationally.  In the event that our Common Stock fails to satisfy the minimum bid price listing requirement of such exchange or for other reasons determined by the Board of Directors, the Board of Directors would like to effect a reverse stock split within a range from a minimum ratio of 4-for-1 shares to a maximum of 8-for-1 shares.

The text of the form of proposed amendment to our Charter is attached to this proxy statement as Appendix A. Such form provides that any number of outstanding shares between and including four and eight would be combined into one share of our Common Stock. If approved by the shareholders, and following such approval, the Board of Directors determines that a reverse stock split is in the best interests of ZAP and its shareholders, the reverse stock split will become effective upon filing the amendment with the Secretary of State of the State of California. The amendment will contain the number of shares selected by the Board of Directors within the limits set forth in this proposal to be combined into one share of our Common Stock. Upon filing of the amendment, the number of our issued and outstanding shares of Common Stock would be reduced in accordance with the split ratio determined by the Board of Directors.

Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the amendment to ZAP’s Articles of Incorporation to permit the proposed reverse stock split.

Reasons for the Reverse Stock Split

In order for ZAP to be quoted on a national or international exchange, we must satisfy various listing standards established by the listing exchange.  The stock split is intended to enable the Common Stock to be at a per-share price high enough that ZAP will be able satisfy the price-bid requirement for listing on a national or international exchange.

The Board of Directors believes that a reverse stock split is desirable and should be approved by shareholders for a number of other reasons, including:

•
Increase in Eligible Investors.  A reverse stock split would allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity.

•
Increased Analyst and Broker Interest.  A reverse stock split would help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•
Decrease in Number of Outstanding Shares. As of April 14, 2011, ZAP had approximately 218,104,955 shares outstanding. A reverse stock split would reduce the number of our outstanding shares to a level more appropriate for a company with our market capitalization.

•
Decreased Stock Price Volatility.  By potentially increasing our stock price proportionately to the reduction in the number of outstanding shares, a reverse split could decrease price volatility, as small price movements now cause relatively large percentage changes in our stock price.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Shareholders.    After the effective date of the proposed reverse stock split, each shareholder will own fewer shares of our Common Stock. However, the proposed reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us, except to the extent that the reverse split results in any of our shareholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to a reverse stock split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of shareholders of record will not be affected by the proposed reverse stock split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is implemented, it will increase the number of shareholders of ZAP who own "odd lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.

Increase the proportion of our authorized unissued shares to issued and outstanding shares.  The proposed reverse stock split will reduce the number of issued and outstanding shares of ZAP, while the authorized share number will remain the same, effectively resulting in ZAP being able to sell a greater proportion of ZAP and these sales could have a dilutive effect on your percentage ownership of ZAP.

Change in Number and Exercise Price of Employee and Director Equity Awards.   The proposed reverse stock split will reduce the number of shares of Common Stock available for issuance under our employee and director equity plans in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. Under the terms of our outstanding equity awards, the proposed reverse stock split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects.    Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC.

No Going Private Transaction.   The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Risks of Proposed Reverse Split

The proposed reverse stock split may not increase our stock price, which would prevent ZAP from realizing some of the anticipated benefits of the reverse stock split.

The Board expects that the reverse split will increase the price per share of our Common Stock, which in turn would, among other things, broaden the class of investors who invest in our stock, help increase analyst and broker interest in our stock and allow us to list on a national or international stock exchange. While the Board expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock, the effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty. The market price of our Common Stock is primarily driven by other factors unrelated to the number of shares outstanding, including our current and expected future performance, conditions in the automotive industry and stock market conditions generally. Therefore, it is possible that the per share price of our Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, which could cause ZAP to fail to realize the anticipated benefits of the reverse stock split.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split is in the best interests of ZAP and our shareholders. Such determination shall be based upon certain factors, including our then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, the likely effect on the market price of our Common Stock and desire to meet the listing requirements for a national or international stock exchange. Notwithstanding approval of the reverse stock split by the shareholders, the Board may, in its sole discretion, abandon the proposed amendment to our Charter and determine not to effect the reverse stock split as permitted under the California Corporations Code. If the Board fails to implement the reverse stock split prior to the one year anniversary of this annual meeting of shareholders, shareholder approval again would be required prior to implementing any reverse stock split.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our Charter with the office of the Secretary of State of the State of California. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal and the authorized number of shares of Common Stock will be reduced on a proportional basis to the exchange ratio implemented.

Payment for Fractional Shares

No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our Common Stock on the effective date as reported on OTC Bulletin Board by (b) the number of shares of our Common Stock held by such shareholder that would otherwise have been exchanged for such fractional share interest. As of April 25, 2011, 218,668,760 shares of our Common Stock were issued and held of record by approximately 3,637 shareholders. As a result of the reverse stock split, we estimate that cashing out fractional shareholders could reduce the number of shareholders of record to approximately 2,296 (assuming a split ratio of one for six, the mid-point of the range of possible split ratios).

Exchange of Stock Certificates

As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e. shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. RECORD SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

For beneficial holders of pre-reverse split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse split.

Accounting Consequences

Per share net income or loss will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal or Dissenter’s Rights

No appraisal or dissenters’ rights are available to shareholders who vote against the reverse stock split under California law or under ZAP’s Articles of Incorporation or Bylaws for his or her fractional share that will be cashed out in the reverse stock split.  Other rights or actions may be available under California law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the reverse stock split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the proposed reverse stock split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares). A shareholder’s holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged pursuant to the reverse stock split.

A holder of the pre-reverse split shares who receives cash in lieu of a fractional share of post-reverse split stock will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term capital gain or loss if the pre-reverse split shares were held for one year or less and long term capital gain or loss if held more than one year. No gain or loss will be recognized by ZAP as a result of the reverse stock split.

Vote Required

The affirmative vote of a majority of the shares of ZAP Common Stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the authorization of the Board to effect a reverse stock split.

PROPOSAL NO. 4

AMENDMENT TO AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

General Description

The following table sets forth a general description of the shares of our Common Stock that are issued or authorized for issuance as of April 14, 2011.  Currently, there are 400,000,000 shares of Common Stock authorized.  We do not currently have sufficient shares of Common Stock authorized to cover shares of Common Stock outstanding and shares of Common Stock issuable pursuant to the exercise of outstanding stock options, convertible securities and warrants that are currently exercisable.

Shares of Common Stock Related Thereto
Shares of Common Stock outstanding	218,104,955
Shares of Common Stock issuable pursuant to the exercise of outstanding stock options, convertible securities, and warrants that are currently exercisable	186,671,919
Shares of Common Stock remaining for issuance pursuant to options issuable under the 2008 Equity Compensation Plan, 2007 Consultant Stock Plan, 2006 Equity Incentive Plan, 2004 Consultant Stock Plan and 2002 Equity Incentive Plan	12,583,946

Common Stock.  Because ZAP needs to authorize enough shares to outstanding convertible equity and shares reserved for issuance under stockholder-approved equity compensation plans and foresees the need for additional capital raises, the Board of Directors has approved and recommends that the shareholders approve an increase in the number of shares of Common Stock we are authorized to issue.

Unless the shareholders approve an increase in authorized Common Stock, we may not be able to meet all of our contractual obligations with respect to the issuance of Common Stock or accomplish further equity-based financing or acquisitions using our Common Stock.  We believe that seeking shareholder approval of an increase in our authorized capitalization to 800,000,000 shares is in the best interests of our shareholders because:

•	it allows us to meet our contractual obligations for issuances under outstanding convertible equity and shares reserved for issuance under stockholder-approved equity compensation plans;

•	it provides us with significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available; and

•	it provides us with significant flexibility for future business acquisition activity, if required.

Rights of the Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of shareholders.  Cumulative voting for the election of directors is specifically authorized by California law and the Bylaws.  Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected.  The votes may be cast for one or more candidates.  Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon ZAP’s liquidation, dissolution or winding up, the assets legally available for distribution to shareholders, after payment of claims of creditors are distributable ratably among the holders of the Common Stock. Each outstanding share of Common Stock is fully paid and nonassessable.

For the financial information required to be disclosed herein, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found in Item 7 of, and our financial statements also found in, our annual report on Form 10-K for the year ended December 31, 2010, as amended, included in our annual report to shareholders which accompanies this proxy statement and which is available at www.sec.gov.

Proposed Amendment to Charter

The Board of Directors has adopted resolutions authorizing amendments to our Charter, subject to shareholder approval, increasing the number of shares of our authorized Common Stock, which we may issue to 800,000,000, an increase of 400,000,000 shares, as set forth in Appendix B.  At the meeting, we will ask our shareholders to consider and approve a motion to amend our Charter in the form set forth in Appendix B.

If this Proposal is approved, we expect to have sufficient Common Stock capitalization to accomplish our corporate goals as expressed below.

Reasons for the Increase in Authorized Common Stock Described in this Proposal

In the recent past, we have used our authorized but unissued Common Stock for numerous different purposes, including:

•	financing activities in private placements of our securities, including the issuance of convertible securities; and

•	for the issuance of stock upon exercise of options, warrants and/or conversion of convertible debentures.

The Board of Directors believes that we need a significant amount of authorized capital for ZAP to accomplish its future growth objectives.  The Board of Directors from time-to-time considers various financing opportunities and a lack of authorized Common Stock would make equity financing opportunities difficult, if not impossible, to accomplish.

Effect of the Increase in Authorized Common Stock Described in this Proposal

The increase in authorized Common Stock described in this proposal will result in ZAP being able to issue a large number of additional shares of its Common Stock.  (The exact number of shares that ZAP will be entitled to issue will depend on whether, and at what ratio, the reverse stock split is accomplished in accordance with Proposal No. 3, if approved.)  Subject to fiduciary requirements under the business judgment rule, the Board of Directors may authorize the issuance of additional shares of Common Stock without the need to obtain further shareholder approval.  If issued, these shares would greatly affect the percentage interest of our present shareholders by reducing the proportionate voting power of the outstanding shares of Common Stock.  As a summary for illustrative purposes only, the following table shows approximately the effect on our Common Stock of the increase in authorized capitalization, based on the number of shares outstanding on April 14, 2011 without assuming approval of Proposal No. 5 increasing the shares authorized under the Plan to 40 million and assuming the completion of the reverse stock split of our outstanding Common Stock in one of the example ratios set forth below:

	Common Stock Prior to Increase in Authorized Capitalization ____________	Common Stock After Increase in Authorized Capitalization ____________	Reverse Stock Split Ratio ____________	Common Stock After Completion of Possible Reverse Stock Split ____________
Authorized	400,000,000	800,000,000	4 5 6 7 8	800,000,000 800,000,000 800,000,000 800,000,000 800,000,000
Issued and Outstanding	218,104,955	218,104,955	4 5 6 7 8	54,526,238 43,620,991 36,350,825 31,157,850 27,263,119
Reserved for issuance	199,255,865	199,255,865	4 5 6 7 8	49,813,966 39,851,173 33,209,310 28,465,123 24,906,983
Available for future issuance	0	382,639,180	4 5 6 7 8	695,659,796 716,527,836 730,439,865 740,377,027 747,829,898

Other than the proposed increase to shares available for issuance under our 2008 Equity Compensation Plan described in Proposal No. 5 and the reservation of shares for issuance upon conversion of outstanding convertible securities, we currently have no plans, agreements or arrangements in place requiring the utilization of these additional shares for financing, corporate mergers, acquisitions of property, establishment of strategic relationships with corporate partners or other general corporate purposes. Having such additional authorized Common Stock available for issuance in the future would allow our Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking shareholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining shareholder approval will better enable ZAP, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by our Board of Directors.

The power to issue a substantial number of shares of Common Stock following the proposed increase in authorized shares could be used by incumbent management to make any change in control of ZAP more difficult.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of ZAP.  For example, additional shares of Common Stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or to dilute the stock ownership of a person or entity seeking to obtain control of ZAP.

Despite such anti-takeover implications, the increase in authorized shares is not the result of our knowledge of any specific effort to accumulate our securities or to obtain control of ZAP by means of a merger, tender offer, proxy solicitation in opposition to management, or otherwise.  We are not submitting the proposed amendment for the increase in authorized Common Stock to enable us to frustrate any known efforts by another party to acquire a controlling interest in ZAP or to seek Board of Directors representation.

The proposed increase in authorized shares is not a part of any plan by our management to adopt a series of amendments to render the takeover of ZAP more difficult. Management does not presently intend to propose any anti-takeover measures in future proxy solicitations.  Except as indicated below, management is not aware of the existence of any other provisions currently in the Charter or Bylaws having any anti-takeover effects which would impose any burden in excess of requirements imposed by the California Corporations Code or federal law upon potential tender offerors or others seeking a takeover of ZAP.

•	Our Charter provides that the liability of corporate directors for monetary damages has been eliminated to the maximum extent provided by California law.

•
Our Charter provides that ZAP may indemnify its agents to the fullest extent permissible under California law. California law allows indemnification of directors, officers, employees, and agents against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee, or agent of ZAP if such person conducted himself in accordance with the applicable standard of care (requiring, among other things, actions taken in good faith in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation).  The availability of indemnification to directors for liability based upon their actions in choosing to issue shares in an attempt to resist a takeover could influence a director in choosing whether to approve the issuance of Common Stock or preferred stock or in taking other actions to resist a takeover.

Federal Income Tax Consequences

Existing holders of our Common Stock will not be required to recognize any gain or loss for federal income tax purposes resulting from the approval and the completion of the increase in our outstanding Common Stock as described in this proposal.

Vote Required

The affirmative vote of a majority of the shares of ZAP Common Stock presented or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the authorization of the Board to effect an increase in authorized Common Stock.

PROPOSAL NO. 5

INCREASE TO SHARES ISSUABLE UNDER THE 2008 EQUITY COMPENSATION PLAN

General Description

In 2009, with the approval of our stockholders, we adopted the 2008 Equity Compensation Plan, or (the “Plan,”) to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. In 2009, with the approval of our stockholders, we adopted the 2008 Equity Compensation Plan, or (the “Plan,”) to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. In April 2011, the Board approved an amendment to the Plan to: (i) increase the number of shares available for awards under the Plan to a total of 40,000,000, (ii) modify the Plan such that it will be in line with 162(m) of the U.S. Internal Revenue Code, (iii) modify the Plan to allow grants to non-U.S. residents and (iv) make other changes to the Plan to reflect best practices (the “Amended Plan”), subject to shareholder approval.  Previously, the Board had approved an amendment to the Plan to increase the number of shares available for awards under the Plan by 10,000,000, to an aggregate of 20,000,000 (the “Prior Amendment”).  The Board determined that the Amended Plan and the Prior Amendment are in the best interests of ZAP and recommends approval by the shareholders.

As of April 14, 2011, awards covering 19,294,054 shares were issued under the Plan, with a weighted average exercise price of approximately $0.39 and a weighted average remaining term of approximately 9 years, and no shares of restricted stock.  The Board believes that the Amended Plan is necessary to provide us with enough shares to continue our program of equity-based incentive compensation.  In order to continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success and to provide more flexibility to the Compensation Committee, the Board has approved the Amended Plan and recommends approval by our shareholders.

The purpose of the Plan is to encourage certain officers, employees, directors, and consultants of ZAP to acquire and hold stock in ZAP as an added incentive to remain with ZAP and to increase their efforts in promoting the interests of ZAP to enable ZAP to attract and retain capable individuals.

The terms of the Plan provide for the granting of stock-based incentives, including incentive stock options, non-qualified stock options, restricted stock and unrestricted stock.  Currently, the total number of shares of our Common Stock that may be awarded under the Plan and issued on the exercise of awards is equal to 10,000,000 shares, subject to adjustments in certain circumstances.  If this proposal is approved, the total number of shares of our Common Stock that may be awarded under the Plan and issued on the exercise of awards would be 40,000,000 shares, subject to adjustments in certain circumstances.  As of April 14, 2011, the approximate number of employees who were eligible to participate in the Plan is 35, the approximate number of non-employee board members who will be eligible to participate in the Plan is 4 and the approximate number of consultants who were eligible to participate in the Plan is 3.

The material features of the Plan, as proposed to be amended, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Amended Plan, which are included hereto as Appendix C.

General

The total number of shares reserved for issuance under the Plan is 40,000,000.  The maximum number of shares that may be issued as stock awards (restricted stock or unrestricted stock) or stock options is 40,000,000.

Shares of common stock issued under the Plan may be authorized but unissued shares, reacquired shares or both. The number of shares considered issued under the Plan equals the number of shares issued upon exercise or settlement of an award.

As of April 14, 2011 the closing price of ZAP’s common stock was $0.75 as reported on the OTC Bulletin Board. Because participation and the types of awards under the Plan are discretionary, the benefits or amounts that will be received by any grantee or groups of grantees if the amendment of the Plan is approved are not currently determinable.

The Plan may be terminated by action of the Board of Directors.

Description of the Plan

Administration.    The Compensation Committee will administer the Plan.

Eligibility.    Any employee, officer, director or consultant of ZAP or any of its subsidiaries, including non-U.S. residents, is eligible to receive an award under the Plan.

Options.    Stock options grants may be either incentive stock options (within the meaning of the Section 422 of the Code) or non-qualified stock options (options that do not qualify as incentive stock options for federal income tax purposes). The exercise price of an option cannot be less than the fair market value of a share as of the grant date. The duration of incentive stock options cannot exceed ten years, or five years if granted to a ten percent Shareholder. If an incentive stock option is granted to an individual ten percent shareholder, the exercise price must be at least 110% of the fair market value on the grant date.

Grantees may exercise their options in whole or in part. The exercise of an option may be paid in cash, in stock, or in a combination of cash and stock.

Other Awards.    The Committee may grant stock subject to vesting restrictions (restricted stock) and not subject to vesting restrictions (unrestricted stock).

Adjustments.    In the event of a change in capital structure, including but not limited to, any stock dividends, stock split-ups, or consolidations of stock, the Board has the discretion to adjust the maximum number of shares that may be granted under the Plan and the terms of any outstanding award to prevent the dilution or enlargement of benefits intended under the Plan.

Amendment and Termination.    The Board of Directors of ZAP may at any time and for any reason amend or terminate the Plan, except that no amendment to increase the maximum number of shares under the Plan in the aggregate, materially increase the benefits accruing to the grantees under the Plan, change the class of employees eligible to receive options under the Plan, or modify the eligibility requirements under the Plan will be effective without shareholder approval. Additionally, no termination or amendment may adversely alter or affect the terms of any outstanding awards without the consent of the affected grantee.

Tax Consequences of the Plan

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Stock Options:    Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options do not comply with such requirements.

Only employees can be granted incentive stock options. An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee generally will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option and otherwise will be short-term capital gain. ZAP is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, ZAP will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for incentive stock option tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying incentive stock options that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. In the event an option intended to be an incentive stock option fails to so qualify, it will be taxed as a nonqualified stock option as described in the next paragraph.

An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. ZAP is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. ZAP does not receive a deduction for this gain.

Restricted Stock:    Grantees of restricted stock do not recognize income at the time of the grant of such restricted stock. However, when the restricted stock vests, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock at such time, and ZAP will receive a corresponding deduction.

Unrestricted Stock: Grantees who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of the common stock on the date of the award, reduced by the amount, if any, paid for such shares.  ZAP will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income

Tax Withholding:    To the extent required by applicable law, a grantee shall be required to satisfy, in a manner satisfactory to ZAP, any withholding tax obligations that arise by reason of an award.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as ZAP to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees.  However, performance-based compensation is excluded from this limitation. The Amended Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Amended Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units, where appropriate, are used exclusively by the Committee in establishing performance goals: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; (ix) pretax earnings; (x) earnings before interest and taxes; (xi) earnings before interest, taxes, depreciation and amortization; (xii) earnings after interest expense and before extraordinary or special items; (xiii) operating income; (xiv) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Corporation; (xv) working capital; (xvi) management of fixed costs or variable costs; (xvii) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xviii) total stockholder return; and (xix) debt reduction.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of ZAP if he or she is not a current employee of ZAP; is not a former employee who receives compensation for prior services (other than under a tax-qualified retirement plan); has not been an officer of ZAP; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from ZAP in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be granted under the Amended Plan in a calendar year to any person is 10,000,000.  The maximum number of shares of Common Stock that can be granted under the Amended Plan to any person, other than pursuant to an option or stock appreciation right, is 10,000,000 per year.  The maximum amount that may be paid as a cash-settled Performance-Based Award for a 12 month performance period by any one person is $10,000,000 and the maximum amount that may be paid as a cash-settled Performance-Based Award in respect of a performance period greater than 12 months by any one person is $20,000,000.

Equity Compensation Plan Information

The following table summarizes the options granted under our 2008 Equity Compensation Plan, 2007 Consultant Stock Plan, Amended and Restated 2006 Incentive Stock Plan, 2004 Consultant Stock Plan, and 2002 Incentive Stock Plan as of December 31, 2010.  We currently have reserved a total of 45 million shares of our Common Stock for granting awards, including 10 million shares under our 2002 Incentive Stock Plan, 4 million shares under our 2006 Incentive Stock Plan, 10 million  shares under our 2007 Consultant Stock Plan, and 10 million shares under our 2008 Equity Compensation Plan. ZAP has 1 million shares authorized for issuance under its 2004 Consultant Stock Plan, but has not issued any of these options. All plans were approved by our shareholders. The shares covered by outstanding options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table
Equity Compensation Plans Approved By Security Holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (in thousands)
Grants under the 2008 Equity Compensation Plan	19,294 (1)	$0.37	0
Grants under the 2007 Consultant Stock Plan	1,500	$0.51	4,500
Grants under the 2006 Incentive Stock Plan	3,290	$0.72	817
Grants under the 2004 Consultant Stock Plan	—	$ —	1,000
Grants under the 2002 Incentive Stock Plan	2,694	$0.92	6,204
Equity Compensation Plans Not Approved by Security Holders	—	—	—
	___________	__________	__________
Total	26,778	$0.47	13,087

(1) Certain options granted under the plan are subject to shareholder approval of Proposal No. 5.

New Plan Benefits

Because of the limited number of shares available for issuance under the Stock Incentive Plan as of January 1, 2010, the Board of Directors granted awards that are contingent on stockholder approval of the Amended Plan. If the Amended Plan is not approved, no shares will be issued in connection with those awards and the awards will be cancelled.

The following New Plan Benefits Table contains the number of awards that have been made under the Stock Incentive Plan, but are contingent on stockholder approval of the Amended Plan, to the individuals and groups listed below. Because participation and the types of awards available for grant under the Stock Incentive Plan are subject to the discretion of the administrator, the amounts that any participant or group of participants may receive in the future if the Amended Plan is approved, other than the awards set forth in the New Plan Benefits table below, are not currently determinable.

New Plan Benefits in Fiscal Year 2011

Name and Position	Amended 2008 Plan
	Exercise Price ($)	Shares underlying option (#)
Steven Schneider, Co-Chief Executive Officer, Secretary and Director	$0.39	8,333,940
Priscilla Lu Director	$0.39	5,600,364
Executive Officer Group	$0.39	8,333,940
Non-Executive Director Group	$0.39	5,600,364
Non-Executive Officer Employee Group	—	0

Vote Required

The affirmative vote of a majority of the shares of ZAP Common Stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the authorization of the Board to amend and restate the 2008 Equity Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to ZAP with respect to beneficial ownership of ZAP Common Stock as of April 14, 2011 for (i) each director and nominee, (ii) each holder of 5.0% or greater of ZAP Common Stock, (iii) ZAP’s Co-Chief Executive Officers and the two most highly compensated executive officers other than the Co-Chief Executive Officers and the Chief Financial Officer named in the table entitled “Summary Compensation Table” below (the “named executive officers”), and (iv) all executive officers and directors as a group.  Unless otherwise listed below, the address for each investor is ZAP’s address: 501 Fourth Street, Santa Rosa, CA 95401.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to ZAP’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  In addition, unless otherwise indicated, all persons named below can be reached at ZAP, 501 Fourth Street, Santa Rosa, CA 95401.  The number of shares beneficially owned by each person or group as of April 14, 2011 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 14, 2011, including, but not limited to, upon the exercise of options or the vesting of restricted stock units.  References to options in the footnotes of the table below include only options to purchase shares outstanding as of April 14, 2011 that were exercisable on or within 60 days after April 14, 2011, and references to restricted stock units in the footnotes of the table below include only restricted stock units outstanding as of April 14, 2011 that would vest and could settle on or within 60 days after April 14, 2011. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 218,104,955 shares of Common Stock outstanding on April 14, 2011 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 14, 2011.
Name ____________________________________________	Number of Shares Beneficially Owned _________	Percent Owned ________
Goldenstone Worldwide Limited	30,000,000	13.75%
The Banks Group (1)	15,048,297	6.59%
Alex Wang	4,000,000	1.83%
Steven Schneider (2)	24,139,219	10.10%
Cathaya Capital L.P. (3)	192,131,788	57.31%
Priscilla Lu (4)	192,131,788	57.31%
William Hartman (5)	2,440,841	1.10%
Gary Dodd (6)	1,169,841	*
H. Dave Jones (7)	289,334	*
Mark Abdou (8)	194,423	*
Peter Scholl (9)	859,580	*
Benjamin Zhu	—	0%
Gomen Chong	—	0%
Georges Penalver	—	0%
Patrick Sevian	—	0%
All Directors and Executive Officers as a group (11 persons)(10)	225,225,026	62.54%

* Less than one percent.

(1)	Includes warrants to purchase 10,200,000 shares of Common Stock issued to Jeffrey & Banks, an affiliate of the Banks Group.

(2)
Includes 12,231,952 shares of Common Stock issuable upon the exercise of various warrants and 8,741,320 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(3)
Includes (a) 84,265,000 shares of Common Stock issuable upon conversion of a promissory note and 20,000,000 shares of Common Stock issuable upon exercise of a warrant held by China Electric Vehicle Corporation, (b) 10,000,000 shares of Common Stock issuable upon the exercise of a warrant and 69,000,000 shares of Common Stock held by Cathaya Capital, L.P., (c) 6,000,000 shares of Common Stock held by Better World International Limited, (d) options to purchase 2,866,788 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of April 14, 2011 held by Dr. Priscilla Marilyn Lu.

(4)
Dr. Lu is the Chairman of the Board of Directors of ZAP and is also founder and general partner of Cathaya Capital Co., Ltd., the general partner of Cathaya Capital GP, L.P., which is the general partner of Cathaya Capital L.P., a Cayman Islands exempted limited partnership (“Cathaya”). Cathaya is the sole shareholder of China Electric Vehicle Corporation, a British Virgin Islands Company (“CEVC”).  Dr. Lu is also a director of Better World International Limited, a British Virgin Islands company (“Better World”) and Cathaya is the majority shareholder of Better World.  Accordingly, Ms. Lu’s beneficial ownership may be deemed to include (a) a promissory note convertible into 84,265,000 shares of Common Stock and a warrant to purchase 20,000,000 shares of Common Stock held by China Electric Vehicle Corporation, (b) 10,000,000 shares of Common Stock issuable upon the exercise of a warrant and 69,000,000 shares of Common Stock held by Cathaya Capital, L.P., (c) 6,000,000 shares of Common Stock held by Better World International Limited, (d) options to purchase 2,866,788 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of April 14, 2011 held by Dr. Priscilla Marilyn Lu. Dr. Lu disclaims ownership of the shares beneficially owned by China Electric Vehicle Corporation, Cathaya Capital, L.P. and Better World International Limited, except to the extent of her pecuniary interest therein.

(5)
Includes 829,369 shares of Common Stock issuable upon the exercise of various warrants and 1,003,333 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(6)	Includes 1,150,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(7)	Includes 156,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(8)	Includes 53,580 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(9)
Includes 660,000 shares of Common Stock issuable upon the exercise of various warrants and 53,580 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or will be exercisable within 60 days of April 14, 2011.

(10)	Includes shares, options and warrants described in the notes above, as applicable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to the shares of ZAP Common Stock that may be issued under existing equity compensation plans. ZAP has four active equity compensation plans: The 2008 Equity Compensation Plan, the 2007 Consultant Stock Plan, the Amended and Restated 2006 Incentive Stock Plan, and the 2002 Incentive Stock Plan. ZAP has 1 million shares authorized for issuance under its 2004 Consultant Stock Plan, but has not issued any of these options. These plans provide for the grant of incentive stock options and non-statutory options to employees, directors and consultants to ZAP. ZAP granted incentive stock options and non-statutory options at exercise price per share equal to the fair market value per of the Common Stock on the date of grant. The vesting generally, three years, and exercise provisions were determined by the Board of Directors, with a maximum life from five to ten years.

	2008 Plan		2007 Plan		2006 Plan		2002 Plan
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2009	—	—	1,000	$1.03	5,278	$0.93	5,388	$0.97
Granted	18,974	$0.37	1,560	$0.40	—	—	—	—
Exercised	—	—	—	—	—	—	—	—
Canceled	—	—	(1,160)	1.03	(2,996)	0.93	(2,592)	0.97

Outstanding at December 31, 2009	18,974	$0.37	1,400	$0.37	2,282	$0.86	2,796	$1.08
Plan transfer and adjustments	40	—	(1,000)	$0.40	1,074	$0.40	1	—
Granted	1,260	$0.34	1,100	$0.48	—	—	—	—
Exercised	(140)	$0.25	—	—	—	—	—	—
Canceled	(840)	$0.27	—	—	—	—	—	—

Outstanding number of shares exercisable and intrinsic value at December 31, 2010	19,294	$0.37	1,500	$0.51	3,290	$0.72	2,694	$0.92

The weighted average fair value of options granted during the years ended December 31, 2010 and 2009 was $0.80 and $0.37.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

Set forth below are the names, ages, and certain biographical information about our current executive officers.

Executive Officer	Positions and Offices Held with ZAP
Steven Schneider (1)	Co-Chief Executive Officer, Secretary and Director
Alex Wang (1)	Co-Chief Executive Officer and Director
Benjamin Zhu	Chief Financial Officer
H. David Jones	Chief Operating Officer
_________________
(1) Biographical information for Mr. Schneider and Mr. Wang is included above under Proposal No. 1 on page 5.

Benjamin Zhu, 40, has been ZAP’s Chief Financial Officer since March 2011.  Prior to that, he was the deputy head of finance at BAIC Foton Auto Group, a large commercial vehicle manufacturer, since August 2009. From July 2008 to July 2009, Mr. Zhu served as the CFO of Ready Medicine Group, a drug wholesale and retail business, where he oversaw mergers and acquisitions in China in addition to financial responsibilities.  From March 2007 to June 2008, Mr. Zhu was the finance director of Chery Global, one of China’s largest automobile manufacturers.  From August 2005 to February 2007, Mr. Zhu was an audit director at Homeworld Hypermarket Group, a large retailer in China, where he helped prepare for ZAP’s initial public offering.  Mr. Zhu also has 9 years of combined experience at the international accounting firms of Deloitte & Touche LLP and PricewaterhouseCoopers LLP. Mr. Zhu obtained a degree in Industry Economics from the Southwest University of Finance and Economics in China in 1993.

H. David Jones, 65, has been ZAP’s Chief Operating Officer since April 2010.  Prior to that, from September 2008 to April 2010, Mr. Jones was an international consultant to Chevron’s wholly owned contracting organization Cabinda Gulf Oil Company Ltd. in Angola, Africa. From June 2006 to September 2008, Mr. Jones worked at Jones Realty, a real estate company.  From June 1994 to June 2006, Mr. Jones held positions in interWAVE Communications, Inc., a provider of mobile GSM and CDMA networks, as Vice President of International Sales and Vice President of Marketing. Mr. Jones earned a Bachelor of Science degree in Business Administration from Capital University in Columbus, Ohio in 1967, an MBA from Ohio University in Athens, Ohio in 1969, and graduated from the Executive Management Program in the School of Organization and Management at Yale University in New Haven, CT in 1989.

Summary of Compensation

The following table sets forth the compensation earned by the named executive officers for services rendered in all capacities to ZAP and its subsidiaries for each of the last two or fewer fiscal years during which such individuals served as executive officers. ZAP’s named executive officers for fiscal 2010 include ZAP’s Co-Chief Executive Officers and the two most highly compensated executive officers other than the Co-Chief Executive Officers in fiscal 2010, or the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Steven Schneider, Co-Chief Executive Officer and Secretary	2010 2009	240,000 179,000	— —	— 31,750	— 3,522,541	— —	— —	— —	240,000 3,733,291
Alex Wang, Co-Chief Executive Officer (3)	2010 2009	121,448 (4) —	— —	— —	— —	— —	— —	— —	121,448 —
H. David Jones, Chief Operations Officer (5)	2010 2009	66,656 —	— —	40,000 —	120,000 —	— —	— —	10,000 (6) —	236,656 —
Gary Dodd, President (7)	2010 2009	100,000 58,337	— 50,000	25,000 —	— 318,780	— —	— —	— —	125,000 427,117

(1)           The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of restricted stock unit awards issued pursuant to the 2008 Equity Compensation Plan.  The grant date fair value of these awards is calculated using the closing price of ZAP’s Common Stock on the grant date as if these awards were vested and issued on the grant date.  There can be no assurance that these grant date fair values will ever be realized by the Named Executive Officers.

(2)           The fair value of each option and warrant is estimated on the date of grant using the Black-Scholes-Merton option-pricing model with the following weighted-average assumptions:

	2010	2009
Dividends	None	None
Expected volatility	107.5% to 122.6%	113.5% – 158.2%
Risk free interest rate	1.20% to 2.98%	2.93% - 3.31%
Expected life	5.0 – 5.75 years	5.0 – 5.75 years

(3)           Mr. Wang was appointed as ZAP’s Co-Chief Executive Officer on October 25, 2010.

(4)           Mr. Wang’s compensation for 2010 was RMB 800,000, represented here as the dollar exchange rate at December 31, 2011, paid by Jonway, ZAP’s 51% owned subsidiary.

(5)           Mr. Jones was appointed as ZAP’s Chief Operations Officer on April 19, 2010.

(6)           ZAP paid $10,000 in 2010 for the rental of an apartment for Mr. Jones in Santa Rosa, California.

(7)           Mr. Dodd was appointed as ZAP’s President on June 1, 2009.

ZAP has no employment agreements with any employee as at December 31, 2010.

The following table shows the number of shares of ZAP Common Stock covered by exercisable and unexercisable stock options held by ZAP’s named executive officers as of December 31, 2010.

Outstanding Equity Awards At 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Steven Schneider, Co-Chief Executive Officer and Secretary	220,000 550,000 566,117 348,588 572,686 390,966 1,000,000 5,092,963	0 0 0 0 0 0 0 3,240,977	$0.23 $1.15 $1.20 $0.85 $0.94 $0.83 $0.39 $0.39	7/5/2012 6/23/2014 11/16/2014 6/7/2015 11/9/2017 8/11/2016 8/9/2014 8/9/2014	—	—
Alex Wang, Co-Chief Executive Officer	—	—	—	—	—	—
H. David Jones, Chief Operations Officer	88,889	312,111	$0.30	4/7/2015	—	—
Gary Dodd, President	1,150,00	0	$0.40	5/30/2014	—	—

Potential Payments upon Termination or Change in Control

Acceleration of Equity Awards

The 2006 Incentive Stock Plan and 2002 Incentive Stock Plan provide that the Board of Directors or the Compensation Committee may, in its discretion, accelerate outstanding awards subject to vesting provisions in full upon a change in control.  The 2008 Equity Compensation Plan provides that, unless as determined by the Board, outstanding awards subject to vesting provisions shall accelerate and vest in full upon a change in control. The 2007 Consultant Stock Plan and 2004 Consultant Stock Plan do not contain any such provision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financing Provided to ZAP by Cathaya Capital, L.P., Better World International Limited and China Electric Vehicle Corporation, Who Are Affiliated with Dr. Lu, Chairman of the Board of ZAP

Dr. Priscilla Lu was appointed as Chairman of ZAP’s Board of Directors on August 6, 2009.  Ms. Lu is also founder and general partner of Cathaya Capital Co., Ltd., the general partner of Cathaya Capital GP, L.P., which is the general partner of Cathaya Capital L.P., a Cayman Islands exempted limited partnership (“Cathaya”). Cathaya is the sole shareholder of China Electric Vehicle Corporation, a British Virgin Islands Company (“CEVC”).  Dr. Lu is also a director of Better World International Limited, a British Virgin Islands company (“Better World”) and Cathaya is the majority shareholder of Better World.

On August 6, 2009, ZAP entered into a Securities Purchase Agreement with Cathaya (the “2009 Securities Purchase Agreement”), pursuant to which Cathaya purchased 20 million shares of ZAP’s Common Stock at a price of $0.25 per share for an aggregate purchase price of $5 million. In addition warrants were also issued to Cathaya, which grants Cathaya the right to purchase up to 10 million shares of ZAP’s Common Stock at a price of $0.50 per share.  The warrants expire on August 6, 2014.

On August 6, 2009, in connection with the 2009 Securities Purchase Agreement, ZAP also entered into a Secured Loan Facility with Cathaya pursuant to a Secured Convertible Promissory Note (the “2009 Note”). The 2009 Note provides for an aggregate principal amount of up to $10 million in advances to be made to ZAP by Cathaya prior to October 1, 2012.  The aggregate principal amount of the advances made under the 2009 Note accrues interest at a rate per annum equal to the greater of (i) five percent (5%), or (ii) three percent (3%) plus prime.  The aggregate principal amount of each advance made under the 2009 Note plus interest becomes due and payable to Cathaya on the earlier of (i) the two year anniversary of the date such advance was made and (ii) December 31, 2012.  The 2009 Note is convertible into shares of ZAP’s Common Stock at a conversion rate, subject to any adjustments called for by the terms of the 2009 Note, of 2,000 shares of Common Stock for each $1,000 principal amount of the 2009 Note being converted.  The 2009 Note is secured by the terms and conditions of a security agreement covering all of ZAP’s assets other than those assets specifically excluded from the lien created by the Security Agreement. Cathaya was also issued a warrant granting it the right to purchase up to 6 million shares of ZAP’s Common Stock at a price of $0.50 per share, based on the amount advanced on the 2009 Note and expiring on August 6, 2014. As of April 22, 2011, no amounts have been advanced on the 2009 Note.

In connection with the 2009 Securities Purchase Agreement and Dr. Lu’s appointment to the Board of Directors of ZAP, Dr. Lu was issued a nonstatutory stock option to purchase one million shares of ZAP’s Common Stock that was fully vested and exercisable when granted and a nonstatutory option to purchase 5,600,364 shares of ZAP, which vests in three equal yearly installments starting August 5, 2010.

On January 15, 2010, ZAP entered into a Stock Purchase Agreement with Better World pursuant to which ZAP issued Better World six million shares of ZAP’s Common Stock in exchange for entry into a Distribution Agreement upon the terms set forth in the Stock Purchase Agreement.

On July 9, 2010, Cathaya entered into a securities purchase agreement pursuant to which it purchased forty-four million shares of ZAP’s Common Stock at a price of $0.25 per share for an aggregate purchase price of $11 million.

On November 10, 2010, ZAP entered into a Management Agreement with Cathaya, pursuant to which ZAP issued Cathaya five million shares of its Common Stock in exchange for Cathaya’s prior and ongoing transaction advisory, financial and management consulting services.

On January 12, 2011, ZAP entered into a Senior Secured Convertible Note and Warrant Purchase Agreement (the “CEVC Agreement”) with CEVC.  Pursuant to the CEVC Agreement, (i) CEVC purchased from ZAP a Senior Secured Convertible Note (the “CEVC Note”) in the principal amount of US$19 million, (ii) ZAP issued to CEVC a warrant (the “CEVC Warrant”) exercisable for two years for the purchase of up to 20 million shares of ZAP’s Common Stock at $0.50 per share, subject to adjustments as set forth therein, (iii) ZAP, certain investors and CEVC entered into an Amended and Restated Voting Agreement that amended and restated that certain Voting Agreement, dated as of August 6, 2009, (iv) ZAP, certain investors and CEVC entered into an Amended and Restated Registration Rights Agreement that amended and restated that certain Registration Rights Agreement, dated as of August 6, 2009, which grants certain registration rights relating to the Note and the Warrant, and (v) ZAP and CEVC entered into a Security Agreement that secures the Note with all of ZAP’s assets other than those assets specifically excluded from the lien created by the Security Agreement.

The CEVC Note matures 13 months from issuance, accrues interest at a rate per annum of 8%, and is convertible upon the option of CEVC at any time, subject to any adjustments called for by the terms of the Note, into (a) shares of Common Stock of ZAP at a conversion rate of 4,435 shares of ZAP's Common Stock for each $1,000 in principal of the Note being converted, or (b) the capital stock of Zhejiang Jonway Automobile Co, Ltd. at a conversion rate of 0.003743% of such shares owned by ZAP for each $1,000 in principal of the Note being converted. Upon such a conversion, any accrued interest on the Note is waived.

ZAP used the proceeds of the CEVC Note to complete the acquisition of 51% of the capital stock of Zhejiang Jonway Automobile Co., Ltd.

Transactions with Al Yousuf LLC, Whose President was a Director of ZAP

ZAP entered into various financing arrangements during the second and third quarter of fiscal 2008 with The Al Yousuf Group, a Dubai-based conglomerate and a shareholder of ZAP. The President of Al Yousuf LLC is Mr. Eqbal Al Yousuf, who was a director of ZAP from 2007 until his resignation on December 30, 2010, and who negotiated the terms and provisions of the financing arrangements.

On July 30, 2008 we received a $10 million financing arrangement from the Al Yousuf Group, a Dubai-based conglomerate to provide future working capital to ZAP and help meet the growing demand for ZAP electric vehicles. The financing arrangement allowed for advances by ZAP commencing on the date of a promissory note (the “AY Note”). The initial outstanding principal sum advanced to ZAP under the AY Note was $1,760,000, which was used to pay off the existing secured note payable on ZAP’s corporate headquarters building.  The AY Note matured on February 28, 2010. Interest only payments were due under the AY Note on a monthly basis, commencing on August 30, 2008.  All principal and interest due under the AY Note is secured by the corporate headquarters building and land located in Santa Rosa, California.

On September 25, 2009, a complaint captioned Al Yousuf LLC v ZAP (Case No. SW 245950) was filed in the Superior Court for the County of Sonoma.  The complaint alleged causes of action for judicial foreclosure and deficiency judgment in connection with a loan agreement with Al Yousuf LLC.  In its complaint, Al Yousuf LLC claimed that ZAP has failed to make scheduled payments required under the loan agreement which is secured by real property that serves as ZAP’s principal executive offices.  Al Yousuf LLC sought to foreclose on the property that secures the loan agreement and recover their attorneys fees, and obtain such other and further relief as the court may deem just and proper.  On March 1, 2010, ZAP filed an offer to settle the complaint with Al Yousuf LLC pursuant to Section 998 of the California Code of Civil Procedure (the “Settlement Offer”), which was accepted by Al Yousuf LLC on April 5, 2010. Pursuant to the terms of the Settlement Offer, ZAP was to (1) pay to Al Yousuf LLC the total combined cash sum of $1,800,000 over a period of two years; (2) transfer the property located at 501 Fourth Street, Santa Rosa, California to Al Yousuf LLC; and (3) transfer the property located at 44720 Main Street, Mendocino, California to Al Yousuf LLC in exchange for ending the litigation.

In addition, ZAP borrowed $760,000 from Portable Energy LLC, a private equity company equally owned by ZAP and Al Yousuf, which amounts were due on demand. On December 27, 2010, ZAP entered into an agreement with Mr. Al Yousuf whereby it repurchased the 50% equity owned by Mr. Al Yousuf in Portable Energy LLC in exchange for 800,000 shares of ZAP common stock, and both parties released claims relating to this matter.

Purchase of Company Owned by ZAP President

In 2009, ZAP’s President and director Gary Dodd incorporated ZAP Motor Manufacturing Kentucky, Inc., a Kentucky corporation, or ZMMK, and applied for a loan from the U.S. Department of Energy under its Advanced Technology Vehicles Manufacturing Incentive Program.  In March 2009, ZAP entered into a Manufacturing and Supply Agreement with ZMMK, pursuant to which, conditional upon ZMMK’s receipt of the loan, ZAP would engage ZMMK to manufacture certain of its products. Conditional upon ZMMK’s receipt of the loan, ZAP has the right to purchase a substantial equity ownership interest in ZMMK.

Transactions with Samyang, an Investor in ZAP Whose Vice Chairman is Steven Schneider, our Co-Chief Executive Officer, Secretary and Director

In April 2010, Steven Schneider, the Co-Chief Executive Officer, Secretary and director of ZAP, became the Vice Chairman of Samyang Optics Co., Ltd. (“Samyang”), an investor in ZAP.

On January 27, 2010, ZAP entered into an International Distribution Agreement, pursuant to which ZAP appointed Samyang as the exclusive distributor of certain ZAP electric vehicles, including the Jonway A380 5-door electric sports utility vehicle equipped with ZAP’s electric power train, in the Republic of Korea, as well as providing for negotiations for additional agreements related to the manufacture and assembly of ZAP vehicles by Samyang in Korea. In addition, on January 27, 2010, ZAP and Samyang entered into an initial purchase order pursuant to this agreement for the purchase of one hundred ZAP Jonway UFO electric sports utility vehicles.

ZAP issued subordinated convertible promissory notes to Samyang Optics, Ltd. (“Samyang”) in the principal amount of $2 million on December 31, 2009 and $3 million on February 11, 2010 in connection with Samyang's investment in ZAP in the corresponding amounts.  In December 2010, Samyang and ZAP agreed to convert the outstanding principal balance of $5 million plus approximately $259,000 in interest into 8,090,369 shares of ZAP Common Stock.

In connection with the completion of the Samyang investment, on February 24, 2010 ZAP purchased shares of Samyang for an aggregate purchase price of $2 million.

Rental Agreements Related to Steven Schneider, ZAP’s Co-Chief Executive Officer, Secretary and Director

ZAP rents office space, land and warehouse space from Mr. Steven Schneider, its Co-Chief Executive Officer, Secretary and director. These properties are used to operate the car outlet and to store inventory. Rental expense was approximately $116,000 and $108,000 for the years ended December 31, 2010 and 2009, respectively.

Closing of the Jonway Transaction with Alex Wang as a Director and Co-CEO

Alex Wang is the Chief Executive Officer of Zhejiang Jonway Automobile Co. Ltd. and on October 25, 2010, ZAP appointed Mr. Wang as a director and as a Co-CEO of ZAP. On January 21, 2011, ZAP completed its acquisition of 51% of the capital stock of Jonway, pursuant to that Certain Equity Transfer Agreement for the Purchase and Transfer of Certain Equity Interest in Zhejiang Jonway Automobile Co., Ltd. between ZAP and Jonway Group Co. Ltd., dated July 2, 2010, as amended on April 15, 2011.

Joint Venture ZAP Hangzhou

On December 11, 2009, ZAP entered into a Joint Venture Agreement to establish a new U.S.-China company incorporated as ZAP Hangzhou to design and manufacture electric vehicle and infrastructure technology with Holley Group, the parent company of a global supplier of electric power meters and Better World International Limited, a company focused on infrastructure technology and services for electric vehicles.  Priscilla Lu, Ph.D, the Chairman of the Board of Directors of ZAP, is also a director and shareholder of Better World International Limited.   ZAP and Better World International Limited each have a 37.5% interest in ZAP Hangzhou, and  Holley Group owns a 25% interest. The joint venture partners have also funded the initial capital requirements under the agreement for a total of $3 million, of which ZAP’s portion is $1.1 million.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that ZAP specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with ZAP’s management and Friedman LLP the audited consolidated financial statements of ZAP contained in ZAP’s Annual Report on Form 10-K for the 2010 fiscal year.  The Audit Committee has also discussed with Friedman LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Friedman LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Friedman LLP its independence from ZAP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in ZAP’s Annual Report on Form 10-K for its 2010 fiscal year for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Friedman LLP as ZAP’s independent registered public accounting firm for the year ending December 31, 2011, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Friedman LLP as ZAP’s independent registered public accounting firm for the year ending December 31, 2011.

Submitted by the Audit Committee

Peter Scholl, Chairperson
Mark Abdou

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in ZAP’s Proxy Materials.  Shareholders of ZAP may submit proposals on matters appropriate for shareholder action at meetings of ZAP’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be included in ZAP’s proxy materials relating to its 2012 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by ZAP no later than January 12, 2012.  Such proposals should be delivered to ZAP, Attn: Secretary, 501 Fourth Street, Santa Rosa, CA 95401 (and we encourage you to send a copy via email to investor@zapworld.com), with a copy to Hogan Lovells, Attn: Jon Layman, 525 University Avenue, 3rd Floor, Palo Alto, CA 94301.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.  ZAP’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of ZAP.  A shareholder’s notice to ZAP’s Secretary must set forth the information required by ZAP’s bylaws and Rule 14a-4 promulgated under the Securities Exchange Act of 1934 with respect to each matter the shareholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2012 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which ZAP has not been provided with notice on or prior to March 27, 2012 and (ii) any proposal made in accordance with the bylaw provisions, if the 2012 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

PROXY SOLICITATION AND COSTS

ZAP will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that ZAP may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.  Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of ZAP. No additional compensation will be paid to these individuals for any such services.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.”  Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions.  This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our Common Stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials.  A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting the Secretary of ZAP at ZAP's address.

Upon written or oral request, ZAP will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call ZAP’s Investor Relations Department at ZAP, 501 Fourth Street, Santa Rosa, CA 95401, Attention: Investor Relations.

Any shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

ZAP WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ZAP’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: ZAP, 501 FOURTH STREET, SANTA ROSA, CA 95401, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.ZAPWORLD.COM.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting.  However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: May 11, 2011	By: /S/ STEVEN SCHNEIDER Steven Schneider Co-Chief Executive Officer, Secretary and Director

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ZAP

The undersigned, Steven Schneider, hereby certifies that:

1.	He is the duly elected and acting Co-Chief Executive Officer and Secretary of ZAP, a California corporation (the “Corporation”).

2.	Article III of the Articles of Incorporation of the Corporation is amended to add paragraph (3) below, which will read in full as follows:

“3. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Articles of Incorporation is filed with the Secretary of State of the State of California, each [**] shares of the Corporation's Common Stock, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on OTC Bulletin Board on the date this Certificate of Amendment is filed with the Secretary of State of the State of California. All share numbers in this certificate will assume the split has occurred and reflect post-split numbers."

3.	The foregoing amendment has been approved by the Board of Directors of the Corporation in accordance with Section 902 of the California Corporations Code and the Bylaws of the Corporation.

4.
The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 902 and 903 of the California Corporations Code and the Bylaws of the Corporation.

5.
The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 218,668,760 shares of Common Stock, which were issued and outstanding on the record date. The number of shares of Common Stock voting in favor of the foregoing amendment equaled or exceeded the vote required. The vote required was more than 50% of the outstanding shares of Common Stock. The Corporation has no outstanding preferred shares.

The undersigned certifies under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of his own knowledge.

Executed at Santa Rosa, California on       .

_______________________________ Steven Schneider
Co-Chief Executive Officer and Secretary

** By approving this amendment, shareholders will approve the combination of any number of shares of Common Stock between and including four (4) and eight (8) into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of California will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its shareholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

Appendix B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ZAP

The undersigned, Steven Schneider, hereby certifies that:

1.	He is the duly elected and acting Co-Chief Executive Officer and Secretary of ZAP, a California corporation (the “Corporation”).

2.	Article III, paragraph (1) of the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) of the Corporation is amended and restated to read in full as follows:

“1. Common Stock: The Corporation may issue 800,000,000 shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the shareholders.”

3.	The foregoing amendment has been approved by the Board of Directors of the Corporation in accordance with Section 902 of the California Corporations Code and the Bylaws of the Corporation.

4.
The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 902 and 903 of the California Corporations Code and the Bylaws of the Corporation.

5.
The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 218,668,760 shares of Common Stock, which were issued and outstanding on the record date. The number of shares of Common Stock voting in favor of the foregoing amendment equaled or exceeded the vote required. The vote required was more than 50% of the outstanding shares of Common Stock. The Corporation has no outstanding preferred shares.

The undersigned certifies under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of his own knowledge.

Executed at Santa Rosa, California on      .

_______________________________ Steven Schneider
Co-Chief Executive Officer and Secretary

Appendix C

ZAP

AMENDED AND RESTATED

2008 EQUITY COMPENSATION PLAN

I.           ESTABLISHMENT OF PLAN; DEFINITIONS

1.   Purpose. The purpose of the ZAP 2008 Equity Compensation Plan is to encourage certain, officers, employees, directors and consultants of ZAP, a California corporation (the “Corporation”) to acquire and hold stock in the Corporation as an added incentive to remain with the Corporation and to increase their efforts in promoting the interests of the Corporation and to enable the Corporation to attract and retain capable individuals.

2.   Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Annual Incentive Award” means an Award, denominated in cash, subject to attainment of performance goals (as described in Part VI) over a performance period of up to one year.

(b) “Applicable Law(s)” means the legal requirements relating to the Plan and the Award under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to the Awards granted to residents therein.

(c) “Award” shall mean the grant of any Stock Option, Stock Award, Performance Award or Annual Incentive Award pursuant to the Plan.

(d) “Board” shall mean the Board of Directors of the Corporation.

(e) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(f) “Committee” shall mean a committee made up of at least two members of the Board whose members shall, from time to time, be appointed by the Board. If a Committee has not been appointed by the Board, “Committee” shall mean the Board.

(g) “Corporation” shall mean ZAP, a California corporation.

(h) “Consultants” shall mean individuals or entities that provide services to the Corporation who are not Employees or Directors.

(i) “Covered Employees” means an Employee who is a covered employee within the meaning of Code Section 162(m)(3).

(j) “Directors” shall mean those members of the Board of Directors of the Corporation who are not Employees.

(k)  “Disability” shall mean a medically determinable physical or mental condition which causes an Employee, Director or Consultant to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

(l) “Employee” shall mean any common law employee, including officers, of the Corporation as determined under the Code and the Treasury Regulations thereunder.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

(n) “Fair Market Value” with regards to the grant of Stock Options shall mean (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sales prices for the Stock on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices; (ii) if the Stock is not listed on a national securities exchange, the closing price for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices; or (iii) as determined in good faith by the Board. ”Fair Market Value” with regards to Stock Awards shall be determined by the Board, in good faith and in its sole discretion.

(o) “Grantee” shall mean an officer, Employee, Director or Consultant granted an Award under this Plan.

(p) “Incentive Stock Option” shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

(q) “Non-Qualified Stock Option” shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

(r) “Performance Award” means an Award made subject to the attainment of performance goals (as described in Part VI) over a performance period of greater than one year and up to ten (10) years.

(s) “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

(t) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(u) “Plan” shall mean the ZAP Amended and Restated 2008 Equity Compensation Plan as set forth herein and as further amended from time to time.

(v) “Restricted Stock” shall mean Stock which is issued pursuant to the Restricted Stock provisions as set forth in Part IV of this Plan.

(w) “Stock” shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation’s Common Stock.

(x) “Stock Award” shall mean an award of Restricted or Unrestricted Stock granted pursuant to this Plan.

(y) “Stock Option” shall mean an option granted pursuant to the Plan to purchase shares of Stock.

(z) “Ten Percent Shareholder” shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its parent or subsidiary corporation.

(zz) “Unrestricted Stock” shall mean Stock which is issued pursuant to the Unrestricted Stock provisions as set forth in Part V of this Plan.

3.   Shares of Stock Subject to the Plan. Subject to the provisions of Section 2 of Part VII of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 40,000,000 shares in the aggregate, all of which may be granted as Incentive Stock Options. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options. There shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4.   Limitation on Shares of Stock Subject to Awards and Cash Awards.  During any time when the Corporation (i) has a class of equity security registered under Section 12 of the Exchange Act, (ii) is subject to Section 162(m) of the Code, and (iii) the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(i)           the maximum number of shares of Stock subject to Options that can be granted under the Plan to any person eligible for an award is 10,000,000 in a calendar year;

(ii)           the maximum number of shares of Stock that can be granted under the Plan, other than pursuant to an Option, to any person eligible for an Award is 10,000,000 in a calendar year; and

(iii)           the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award shall be $10,000,000 and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period by any person eligible for an Award shall be $10,000,000.

The preceding limitations are subject to adjustment as provided in Part VII.

5.   Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option and Stock Award agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

6.   Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards or Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

7.   Effective Date and Duration of the Plan.  This Plan originally became effective on March 12, 2009. This Plan, as amended and restated, became effective on April __, 2011.  This Plan shall terminate on the tenth anniversary of the original effective date, or such earlier date as may be determined by the Board, and no Stock Award or Stock Option may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award or Stock Option theretofore issued or granted.

8.   General.

(a) Each Stock Option and Stock Award shall be evidenced by a written instrument (which may be in the form of a unanimous written consent of the Board) containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

(b) The granting of a Stock Option or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c) No officer, Employee, Director or Consultant and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option or any Stock Award to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option or any Stock Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option or Stock Award.

(d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee’s lifetime only by the Grantee or his conservator.

(e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation’s obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option or Stock Award, and the transferability of Stock acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:

(i)           Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii)           The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

(f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state or country having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise or a Stock Award. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

(g) In the case of a grant of a Stock Option or Stock Award to any Employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option or Stock Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option or Stock Award specified by the Committee pursuant to the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

(h) A Grantee entitled to Stock as a result of the exercise of a Stock Option or grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

(i) The grant or exercise of Stock Options granted under the Plan or the grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, Applicable Law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

(j) The Corporation intends that the Plan shall comply with the requirements of Rule 16b-3 (the “Rule”) under the Securities Exchange Act of 1934, as amended, during the term of this Plan. Should any additional provisions be necessary for the Plan to comply with the requirements of the Rule, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

(k) The Corporation intends that the Plan shall comply with the requirements of Section 409A of the Code, to the extent applicable. Should any changes to the Plan be necessary for the Plan to comply with the requirements of Code Section 409A the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

(l) The Corporation will seek stockholder approval in the manner and to the degree required under Applicable Laws. If the Corporation fails to obtain stockholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board, pursuant to Section 422 of the Code, any Option granted as an Incentive Option at any time under the Plan will not qualify as an Incentive Option within the meaning of the Code and will be deemed to be a Non-Statutory Option.

(m) The Corporation intends that the Plan shall comply with the requirements of the California Corporations Code during the term of this Plan. Should any additional provisions be necessary for the Plan to comply with the requirements of the California Corporations Code, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

II.           INCENTIVE STOCK OPTION PROVISIONS

1.   Granting of Incentive Stock Options.

(a) Only Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan. Officers, Directors and Consultants of the Corporation who are not also Employees shall not be eligible to receive Incentive Stock Options.

(b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

(c) No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

(d) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

(e) The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.

(f) The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

(g) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee’s employer corporation and its parent and subsidiary corporation) shall not exceed $100,000.

2.   Exercise of Incentive Stock Options. Upon the exercise of any Incentive Stock Option, the option price for the Shares being purchased shall be payable to the Corporation in full either: (a) in cash or its equivalent; or (b) by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that the Shares that are delivered must have been held by the Grantee for at least six (6) months prior to their delivery to satisfy the option price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion, understanding that the exercise of this type of approval or discretion will result in the option so treated no longer qualifying as an Incentive Stock Option. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the option price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan’s purpose and Applicable Law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Corporation shall deliver to the Grantee, in the Grantee’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Incentive Stock Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

3.   Termination of Employment.

(a) If a Grantee’s employment with the Corporation is terminated other than by Disability or death, the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or three months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(b) If a Grantee’s employment with the Corporation is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(c) If a Grantee’s employment with the Corporation is terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such date of death, to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

III.           NON-QUALIFIED STOCK OPTION PROVISIONS

1.   Granting of Stock Options.

(a) Officers, Employees, Directors and Consultants shall be eligible to receive Non-Qualified Stock Options under the Plan.

(b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

(c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or other Stock Options, whether such prior Non-Qualified Stock Options or other Stock Options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

(d) The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.

(e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee, including the extension of a Non-Qualified Stock Option, provided that such extension does not extend the option beyond the period specified in paragraph (f) below.

(f) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

2.   Exercise of Stock Options. Upon the exercise of any Non-Qualified Stock Option, the option price for the Shares being purchased shall be payable to the Corporation in full either: (a) in cash or its equivalent; or (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that the Shares that are delivered must have been held by the Grantee for at least six (6) months prior to their delivery to satisfy the option price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the option price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan’s purpose and Applicable Law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Corporation shall deliver to the Grantee, in the Grantee’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Non-Qualified Stock Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

3.   Termination of Relationship. If a Grantee’s employment with the Corporation is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, other than by reason of Disability or death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee’s last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or Consultant.

(a) If a Grantee’s employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after the Grantee’s last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

(b) If a Grantee’s employment is terminated by reason of death, a Director Grantee ceases to be a Director by reason of death or a Consultant Grantee ceases to be a Consultant by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

IV.           RESTRICTED STOCK AWARDS

1.   Grant of Restricted Stock.

(a) Officers, Employees, Directors and Consultants shall be eligible to receive grants of Restricted Stock under the Plan.

(b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Restricted Stock and the number of shares of Stock subject to such Stock Award.

(c) The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee, including, without limitation, granting Restricted Stock as a Performance Award.

2.   Termination of Relationship.

(a) If a Grantee’s employment with the Corporation, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, prior to the lapse of any restrictions applicable to the Restricted Stock such Stock shall be forfeited and the Grantee shall return the certificates representing such Stock to the Corporation.

(b) If the restrictions applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.

V.           UNRESTRICTED STOCK AWARDS

1.   Grant of Unrestricted Stock.

(a) Officers, Employees, Directors and Consultants shall be eligible to receive grants of Unrestricted Stock under the Plan.

(b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Unrestricted Stock and number of shares of Stock subject to such Stock Award.

2.   Issuance of Stock. The Grantee shall hold Stock issued pursuant to an Unrestricted Stock award free and clear of all restrictions except as otherwise provided in the Plan.

VI.           TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

1.   Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Board shall determine.  Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Board at the time of grant.  The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Annual Incentive Awards or Performance Awards that will be paid out to the Plan participant.

2.   Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

3.   Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Board and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends.  Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Board.  The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

4.   Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Section 162(m) of the Code, any power or authority relating to an Award intended to qualify under Section 162(m) of the Code , shall be exercised by a committee of the Board satisfying the requirements of Section 162(m) of the Code, and any references herein to the Board shall be deemed to refer to such committee.

5.   Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Part VI.

(a) Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 5(a).  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being “substantially uncertain.”  The Board may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

(b) Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Section 162(m) of the Code.

(c) Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, shares of Stock, other Awards or other property, in the discretion of the Board.  The Board may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Board shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of service by the Grantee prior to the end of a Performance Period or settlement of Awards.

(d) Performance Measures.

The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following performance measures: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; (ix) pretax earnings; (x) earnings before interest and taxes; (xi) earnings before interest, taxes, depreciation and amortization; (xii) earnings after interest expense and before extraordinary or special items; (xiii) operating income; (xiv) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Corporation; (xv) working capital; (xvi) management of fixed costs or variable costs; (xvii) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xviii) total stockholder return; and (xix) debt reduction.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any performance measure(s) may be used to measure the performance of the Corporation, subsidiary, and/or affiliate as a whole or any business unit of the Corporation, subsidiary, and/or affiliate or any combination thereof, as the Board may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparable companies, or published or special index that the Board, in its sole discretion, deems appropriate.  The Board also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures specified in this Section 5(d).

(e) Evaluation of Performance.

The Board may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(f) Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as it determines.

(g) Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Sections 162(m) or 409A of the Code.  In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on performance measures other than those set forth in this Part VI.

6.   Status of Awards Under Section 162(m) of the Code.

It is the intent of the Corporation that Awards under Section 5 of this Part VI granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations promulgated thereunder shall, if so designated by the Board, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

VII.           ADJUSTMENTS UPON MERGER, REORGANIZATION, DISSOLUTION
OR CHANGE IN CONTROL

1.   Substitution of Options. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Stock Options and Stock Awards under this Plan for Stock Options and Stock Awards and under the plan of the acquired corporation provided (i) the excess of the aggregate Fair Market Value of the shares of Stock subject to a Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and (ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period. Alternatively, the Committee may provide, that each Stock Option and Stock Award granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty days written notice of the date so fixed shall be given to each holder, and each holder shall have the right, during the period of fifteen days preceding such termination, to exercise the Stock Options and Stock Awards as to all or any part of the Stock covered thereby, including Stock as to which such would not otherwise be exercisable.

2.   Adjustment Provisions.

(a) In the event that a dividend shall be declared upon the Stock payable in shares of the Corporation’s common stock, the number of shares of Stock then subject to any Stock Option or Stock Award outstanding under the Plan and the number of shares reserved for the grant of Stock Options or Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Corporation entitled to receive such share dividend.

(b) If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Corporation or of another corporation, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization then there shall be substituted for each share of Stock subject to any such Stock Option or Stock Award and for each share of Stock reserved for the grant of Stock Options or Stock Awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.

(c) In the event there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options or Stock Awards pursuant to the Plan and of the shares then subject to Stock Options or Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option and Stock Award outstanding thereunder.

(d) In the case of any such substitution or adjustment as provided for in this Section 2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and the price per share shall be adjusted accordingly.

(e) No adjustment or substitution provided for in this Section 2 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

(f) Upon any adjustment made pursuant to this Section 2 the Corporation will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3.   Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Corporation, to the extent an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

4.   Change in Control. Notwithstanding Sections 1 and 2 above, in the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Grantee shall fully vest in and have the right to exercise the Awards as to all of the Stock, including Stock as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Grantee in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Corporation, a subsidiary or a Corporation employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors; or

The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets; or

A change in the composition of the Board of the Corporation, as a result of which less than a majority of the directors are Incumbent Directors. ”Incumbent Directors” shall mean directors who either (A) are directors of the Corporation as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation).

VIII.           INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

IX.           CONDITIONS UPON ISSUANCE OF SHARES

1.   Legal Compliance. Stock shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Stock shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

2.   Investment Representations. As a condition to the exercise of an Award, the Corporation may require the Grantee exercising such Award to represent and warrant at the time of any such exercise that the Stock is being purchased only for investment and without any present intention to sell or distribute such Stock if, in the opinion of counsel for the Corporation, such a representation is required.

3.   No Rights as Stockholder. No Grantee will have any of the rights of a stockholder with respect to any Stock until the Stock is issued to the said Grantee. After Stock is issued to the Grantee, the Grantee will be a stockholder and will have all the rights of a stockholder with respect to such Stock, including the right to vote and receive all dividends or other distributions made or paid with respect to such Stock.

4.           Jurisdictions.  In order to assure the viability of the Awards granted to Grantees residing in various jurisdictions, the Board may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, foreign exchange or custom applicable in the jurisdiction in which the participant resides or is employed. Moreover, the Board may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section I, Subsection 3 of the Plan. Notwithstanding the forgoing, the Board may not take any action hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

5.           Foreign Currency.  A Grantee may be required to provide evidence that any currency used to pay the option price of any Award was acquired and taken out of the jurisdiction in which the Grantee resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  In the event the option price for a grant is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the Peoples Republic of China, the exchange rate as selected by the Committee on the date of exercise.

X.           LEGAL CONSTRUCTION

1.   Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.   Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3.   Requirements of Law. The granting of Awards and the issuance of Stock under the Plan shall be subject to all Applicable Laws.

4.   Governing Law. The Plan and all Award agreements shall be construed in accordance with and governed by the laws of the State of California.

5.   Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

ZAP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ZAP hereby nominates, constitutes and appoints Steven Schneider the true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead, to act and vote all of the Common Stock of ZAP standing in my name and on its books on April 25, 2011 at the annual meeting of shareholders to be held at the Hyatt Regency, San Francisco Airport, at 1333 Bayshore Highway, Burlingame, CA 94010 on June 20, 2011 at 10:00 a.m. (Pacific Time) and at any adjournment thereof, with all the powers the undersigned would possess if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD OF DIRECTORS (PROPOSAL NO. 1), AND “FOR” PROPOSALS NO. 2, 3, 4, AND 5. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS SET FORTH BELOW, AND “FOR” PROPOSALS 2, 3, 4, AND 5.

Address change/comments: If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side. Continued and to be signed on reverse side

ZAP	VOTE BY INTERNET — www.proxyvote.com
501 Fourth Street	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time
Santa Rosa, CA 95401
the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the Election of all Nominees for Director:	☐ For All	☐ Withhold All	☐ For All Except To withhold authority to vote for any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below. __________________________
1. Election of Directors Nominees
01 Priscilla Marilyn Lu 06 Patrick Sevian	02 Alex Wang 07 Mark Abdou	03 Steven Schneider	04 Georges Penalver 05 Goman Chong
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:
2. Ratification of Appointment of Friedman LLP as ZAP’s Independent Registered Public Accounting Firm (Proposal No. 2)
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.  Approval of an amendment to ZAP’s Charter to effect a reverse stock split within a range, with the ultimate ratio to be selected by our Board of Directors from among the ratios approved by the shareholders (Proposal No. 3)

☐ FOR	☐ AG AINST	☐ ABSTAIN
4. Approval of an amendment to our Charter to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000 (Proposal No. 4)
☐ FOR	☐ AGAINST	☐ ABSTAIN
5.  Approval of an amended and restated 2008 Equity Compensation Plan to, among other things, increase the shares of Common Stock available for issuance under the Plan to a total of 40,000,000 shares of Common Stock (Proposal No. 5)

☐ FOR	☐ AGAINST	☐ ABSTAIN
NOTE: This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.		For address change/comments, mark here ☐ (see reverse for instructions) Please indicate if you plan to attend this meeting Yes ☐ No ☐
Please sign exactly as your name(s) appear(s) here. When signing as an attorney, executor, administrator, or other fiduciary, please give title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Dated: __________________________, 2011 Signature Signature

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement is/are available at proxyvote.com.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 20, 2011
ZAP
                    Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 25, 2011
Date: June 20, 2011 Time: 10:00 AM PDT

Location:	Hyatt Regency, San Francisco Airport 1333 Bayshore Highway Burlingame, CA 94010

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or request that a paper copy be sent to you (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain
proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE PROXY STATEMENT 2010 ANNUAL REPORT TO SHAREHOLDERS
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please make your request for a copy as instructed below on or before June 01, 2011 to facilitate timely delivery. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

— How To Vote —
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX available and follow the instructions.
Vote By Phone: To vote by phone, go to www.proxyvote.com where the proxy materials and telephone voting instructions are available. You may also request a paper copy of the proxy materials and telephone voting instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the Election of all Nominees for Director:
1. Election of Directors Nominees
01 Priscilla Marilyn Lu 06 Patrick Sevian	02 Alex Wang 07 Mark Abdou	03 Steven Schneider	04 Georges Penalver 05 Goman Chong
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:
2. Ratification of Appointment of Friedman LLP as ZAP’s Independent Registered Public Accounting Firm (Proposal No. 2)
3.  Approval of an amendment to ZAP’s Charter to effect a reverse stock split within a range, with the ultimate ratio to be selected by our Board of Directors from among the ratios approved by the shareholders (Proposal No. 3)

4. Approval of an amendment to our Charter to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000 (Proposal No. 4)
5.  Approval of an amended and restated 2008 Equity Compensation Plan to, among other things, increase the shares of Common Stock available for issuance under the Plan to a total of 40,000,000 shares of Common Stock (Proposal No. 5)

NOTE: This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.